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Prospectus Supplement (to Prospectus dated June 7, 1999)

Filed pursuant to Rule 424(b)(2)
Registration Number 333-68359

3,000,000 Shares

Gables Residential Trust

7.50% Series D Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 per share)

        Gables Residential Trust is offering to the public its 7.50% Series D Cumulative Redeemable Preferred Shares of beneficial interest, $.01 par value per share, which we refer to in this prospectus supplement as Series D Preferred Shares, on terms summarized as follows:

  •
  We will pay cumulative dividends on the Series D Preferred Shares, from the date of original issuance, at the rate of 7.50% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.875 per share).

  •
  We will pay dividends on the Series D Preferred Shares quarterly in arrears, beginning on June 16, 2003.

  •
  We are not allowed to redeem the Series D Preferred Shares before May 8, 2008, except in certain circumstances in order to ensure that we remain qualified as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

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  On and after May 8, 2008, we may, at our option, redeem the Series D Preferred Shares for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to the date of the redemption.

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  The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into or exchangeable for any other of our property or securities.

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  The Series D Preferred Shares rank on a parity with our Series B preferred shares and Series C preferred shares as to rights to dividends and upon liquidation.

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  Holders of the Series D Preferred Shares will generally have no voting rights, except if we fail to pay dividends on any Series D Preferred Shares for six or more quarterly periods.

  •
  In an effort to protect us against the risk of losing our status as a REIT due to a concentration of ownership among holders of our beneficial interest, transfers of Series D Preferred Shares in some circumstances are restricted.

        We have applied to list the Series D Preferred Shares for quotation on the New York Stock Exchange under the symbol "GBP PrD." If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to commence within a 30-day period following the initial delivery of the Series D Preferred Shares to the underwriters.

        Investing in our Series D Preferred Shares involves risks. See "Additional Risk Factor" on page S-7 of this prospectus supplement and "Risk Factors" beginning on page 2 of the accompanying prospectus.

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to Gables Residential Trust (before expenses)
Per Share	$25.00	$0.7875	$24.2125
Total	$75,000,000	$2,362,500	$72,637,500

(1)
Plus accrued dividends, if any, from the date of original issuance.

(2)
See "Underwriting" on page S-25.

        The underwriters expect to deliver the Series D Preferred Shares on or about May 8, 2003.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities

            Morgan Stanley

            Legg Mason Wood Walker
            Incorporated

            Prudential Securities

Prospectus Supplement dated May 1, 2003.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-1
Forward-Looking Statements	S-1
Prospectus Supplement Summary	S-3
The Offering	S-4
Additional Risk Factor	S-7
Use of Proceeds	S-7
Ratios of Earnings to Combined Fixed Charges and Preferred Dividends	S-8
Description of Preferred Shares	S-8
United States Federal Income Tax Consequences	S-15
Underwriting	S-25
Legal Matters	S-28
Experts	S-28

PROSPECTUS

Risk Factors	2
About This Prospectus and Where You Can Find More Information	8
Gables Trust and Gables Realty Limited Partnership	10
Use of Proceeds.	10
Ratios of Earnings to Fixed Charges	11
Ratios of Earnings to Combined Fixed Charges and Preferred Dividends	11
Description of Debt Securities	11
Description of Preferred Shares	26
Description of Common Shares	33
Description of Warrants	35
Limits on Ownership of Shares of Beneficial Interest	36
Important Provisions of Maryland Law and Our Declaration of Trust and Bylaws	38
Federal Income Tax Considerations and Consequences of Your Investment	41
Plan of Distribution	56
Legal Matters	58
Experts	58

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information or to make any additional representations. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates of this prospectus supplement, the accompanying prospectus, or the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Series D Preferred Shares we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to the Series D Preferred Shares we are offering.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement incorporates by reference important business and financial information about Gables Residential Trust that is not included in or delivered with this prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, may contain forward-looking statements within the meaning of the Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you that any forward-looking statements presented in this prospectus supplement, or which management may make orally or in writing from time to time, are based on management's beliefs and assumptions made by, and information currently available to, management. When we use the words "believe," "expect," "anticipate," "plan," "intend," "estimate," "project," "assume" and other similar expressions, we are generally making forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  our ability to increase shareholder value by producing consistent high quality earnings to sustain dividends and annual total returns that exceed the multifamily sector average;

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  our ability to create a portfolio of high quality assets in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to economic downturns;

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  the ability of our portfolio to maintain high levels of occupancy and rental rates relative to overall market conditions;

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  our ability to generate a return on invested capital that exceeds our long-term weighted average cost of capital while maintaining financial flexibility through a conservative, investment grade credit profile;

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  our expectation that the markets we have selected for investment will continue to experience job growth that exceeds national averages, and that our "established premium neighborhood" locations will outperform local market results;

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  our ability to meet short-term liquidity requirements, including the payment of common and preferred dividends, through net cash provided by recurring real estate activities, and to meet long-term liquidity requirements through long-term secured and unsecured borrowings, the issuance of debt securities or equity securities, private equity investments in the form of joint ventures, or through the disposition of assets which, in our evaluation, may no longer meet our investment requirements; and

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  estimated development and construction costs for our development and lease-up communities, and anticipated construction commencement, completion, lease-up and stabilization dates for these communities.

        You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, or the performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

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  national and local economic conditions generally, and the real estate market specifically, including changes in occupancy rates and market rents, a continued deceleration of economic conditions in our markets, and a failure of national and local economic conditions to rebound in a timely manner;

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  changes in job growth, household formation and population growth in our markets;

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  excess supply of and insufficient demand for apartment communities in our markets;

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  competition, which could limit our ability to secure attractive investment opportunities, lease apartment homes or increase or maintain rents;

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  the failure to sell apartment communities in a timely manner or on favorable terms;

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  uncertainties associated with our development and construction activities, including the failure to obtain zoning and other approvals, actual development and construction costs exceeding our budgeted estimates and construction material defects;

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  construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs and reduced rental revenues;

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  new debt or equity financing may not be available or may not be available on favorable terms, and existing indebtedness may mature in an unfavorable credit environment, preventing such indebtedness from being refinanced or, if financed, causing such refinancing to occur on terms that are not as favorable as the terms of existing indebtedness;

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  changes in interest rates;

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  cash flow from recurring real estate activities may be insufficient to meet our short-term liquidity requirements, including the payment of common and preferred dividends;

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  legislative, regulatory and accounting changes, including changes to laws governing the taxation of REITs, or changes in generally accepted accounting principles, or "GAAP"; and

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  potential liability for uninsured losses and environmental contamination.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in the Series D Preferred Shares. You should consider consulting with your own legal and tax advisors to understand fully the terms of the Series D Preferred Shares.

Gables Residential Trust

        Gables Residential Trust conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets through Gables Realty Limited Partnership. Gables Realty Limited Partnership is the "operating partnership" of Gables Residential Trust, a real estate investment trust. Unless the context otherwise requires, all references to "we," "our," "us," or "our company" in this prospectus refer collectively to Gables Residential Trust, Gables Realty Limited Partnership and their subsidiaries considered as a single enterprise.

        We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in the United States. We seek to invest in strategically selected markets that are complementary through economic diversity and characterized by high job growth and resiliency to national economic downturns. We have a strategic focus on the ownership and operation of Class AA/A multifamily apartment communities that are situated in Established Premium Neighborhoods™ within each selected market.

        As of March 31, 2003, we managed a total of 154 multifamily apartment communities comprising 41,461 apartment homes owned by us and our third-party clients. As of March 31, 2003, we owned 74 stabilized multifamily apartment communities comprising 20,361 apartment homes, an indirect 25% interest in one stabilized multifamily apartment community comprising 345 apartment homes, an indirect 20% interest in three stabilized multifamily apartment communities comprising 941 apartment homes and an indirect 8.3% interest in three stabilized multifamily apartment communities comprising 1,118 apartment homes. All of our owned communities are located in the following major metropolitan markets in the states of Texas, Georgia, Florida and Tennessee: Austin, Dallas, Houston, Atlanta, Boca Raton, Orlando, Tampa, Memphis and Nashville, and also in Washington, D.C.

        As of March 31, 2003, we also owned ten multifamily apartment communities under development or in lease-up that are expected to comprise 2,860 apartment homes upon completion and an indirect 20% interest in three multifamily apartment communities under development or in lease-up that are expected to comprise 647 apartment homes upon completion. We also have rights to acquire additional parcels of land on which we believe we could develop communities. Any future development is subject to permits and other governmental approvals, as well as our ongoing business review, and may not be undertaken or completed.

        We obtain ownership in apartment communities by either developing vacant land into new apartment communities or acquiring existing communities which we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations in close proximity to expanding employment centers and convenient to recreation areas, entertainment, shopping and dining. We refer to our desired locations as Established Premium Neighborhoods™, or EPNs, as compared to suburban locations that lack many of these differentiating characteristics. We believe that the locations of the communities we currently own and the land parcels on which we have the right to develop new communities are attractive to the type of residents we seek.

        Gables Residential Trust elected to be taxed as a REIT for federal income tax purposes and, as mentioned above, operates principally through Gables Realty Limited Partnership. Gables Residential Trust is an 80.9% economic owner of the common equity of Gables Realty Limited Partnership as of

March 31, 2003. Gables Residential Trust's common shares of beneficial interest are listed on the NYSE under the symbol "GBP."

        Our executive offices are located at 777 Yamato Road, Suite 510 in Boca Raton, Florida 33431 and our telephone number is (561) 997-9700.

THE OFFERING

        For a more complete description of the rights, preferences and other terms of the Series D Preferred Shares specified in the following summary, please see the information under the caption "Description of Preferred Shares—Series D Preferred Shares" in this prospectus supplement and "Description of Preferred Shares" in the accompanying prospectus.

Issuer	Gables Residential Trust
Securities Offered	3,000,000 of our 7.50% Series D Cumulative Redeemable Preferred Shares of beneficial interest, $.01 par value per share.
Price per share	$25.00
Dividend Rate and Payment Dates
Dividends on the Series D Preferred Shares are cumulative from the date of original issuance, payable at the rate of 7.50% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.875 per share), and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 16, 2003 (the first business day after June 15, 2003). The first dividend payment will be for less than a full quarter and will cover the period from May 8, 2003 to June 15, 2003. Dividends on the Series D Preferred Shares will accrue whether or not:
• our credit facilities at any time prohibit the current payment of dividends;
• we have earnings;
• there are funds legally available for the payment of such dividends; or
• such dividends are declared by our board of trustees.
See "Description of the Preferred Shares—Series D Preferred Shares—Dividends."
Liquidation Preference
The liquidation preference for each Series D Preferred Share is $25.00, plus an amount equal to any accrued and unpaid dividends. See "Description of the Preferred Shares—Series D Preferred Shares— Liquidation Preference."

Redemption
Except in certain circumstances relating to the preservation of our U.S. federal income tax status as a REIT, the Series D Preferred Shares are not redeemable prior to May 8, 2008. On and after May 8, 2008, the Series D Preferred Shares may be redeemed for cash at our option, in whole or in part, at $25.00 per share, plus all accrued and unpaid dividends on each Series D Preferred Share redeemed to the date fixed for redemption. See "Description of the Preferred Shares—Series D Preferred Shares— Redemption."
Maturity
The Series D Preferred Shares do not have any maturity date, and we are not required to redeem them. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless we decide to redeem them at our option.
Ranking
The Series D Preferred Shares will rank senior to our common shares of beneficial interest and our 5.00% Series Z Cumulative Redeemable Preferred Shares with respect to the payment of dividends and other amounts upon liquidation and on a parity with our 8.625% Series B Cumulative Redeemable Preferred Shares, none of which are outstanding, and our outstanding 7.875% Series C Cumulative Redeemable Preferred Shares. See "Description of the Preferred Shares—General."
Voting Rights
Holders of the Series D Preferred Shares will generally have no voting rights, except as required by law. However, whenever we fail to pay dividends on any Series D Preferred Shares for six or more quarterly periods, the holders of the Series D Preferred Shares (voting together as a class with all other series of our preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two members to our board of trustees until all dividends accumulated on the Series D Preferred Shares have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. See "Description of the Preferred Shares—Series D Preferred Shares—Voting Rights."

Conversion
The Series D Preferred Shares are not convertible into or exchangeable for any other of our property or securities, except that the Series D Preferred Shares may be exchanged automatically into "excess shares" in order to ensure that we remain a qualified REIT for U.S. federal income tax purposes. See "Description of the Preferred Shares—Series D Preferred Shares—Restrictions on Transfers of Shares of Beneficial Interest."
Restrictions on Ownership
Ownership by a single holder of more than 9.8% of the Series D Preferred Shares is restricted in an effort to ensure that we remain a qualified REIT for U.S. federal income tax purposes. In addition, our declaration of trust limits ownership by a single holder to 9.8% of the aggregate value of all shares of beneficial interest of any class or series (including the Series D Preferred Shares). See "Limits on Ownership of Shares of Beneficial Interest" in the accompanying prospectus.
Use of Proceeds	The net proceeds from the sale of the Series D Preferred Shares will be used to repay a portion of our outstanding indebtedness under our unsecured credit facilities. See "Use of Proceeds."
Trading
We have applied to list the Series D Preferred Shares on the NYSE under the symbol "GBP PrD." If this application is approved, trading of the Series D Preferred Shares on the NYSE is expected to commence within a 30-day period following the initial delivery of the Series D Preferred Shares to the underwriters.

RISK FACTORS

        You should carefully consider all of the information contained and set forth in this prospectus supplement and the accompanying prospectus, including the information under the caption "Additional Risk Factor" in this prospectus supplement and under the caption "Risk Factors" in the accompanying prospectus, before investing in the Series D Preferred Shares.

ADDITIONAL RISK FACTOR

        Your investment in the Series D Preferred Shares will involve risk. You should carefully consider the following risk factor, together with all of the other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in the Series D Preferred Shares.

Possible Adverse Consequences of Limits on Ownership of Our Shares of Beneficial Interest

        For us to maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. Our declaration of trust includes restrictions regarding transfers of shares of our beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. One such restriction includes a limitation on the ownership of shares of our beneficial interest by any single shareholder to 9.8% of the aggregate value of all of our outstanding shares of beneficial interest (other than persons approved by our board of trustees at their option and in their discretion), including a limitation on ownership by any single holder of Series D Preferred Shares to 9.8% of all outstanding Series D Preferred Shares. Shares of our beneficial interest, including the Series D Preferred Shares, acquired or transferred in breach of the limitation will be automatically exchanged for shares of our beneficial interest not entitled to vote or to participate in dividends or other distributions. In addition, shares of our beneficial interest acquired or transferred in breach of these limitations may be purchased by us for the lesser of the price paid and the market price (as determined in the manner set forth in our declaration of trust). See "Limits on Ownership of Shares of Beneficial Interest" in the accompanying prospectus.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering, after all anticipated issuance costs, of approximately $72.4 million. We intend to use the net proceeds of this offering to repay a portion of our outstanding indebtedness under our unsecured credit facilities. In the ordinary course of business, we borrow under one or more of our three unsecured credit facilities to fund acquisitions and developments. As of March 31, 2003:

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  borrowings under our $252 million unsecured credit facility bear interest at a weighted average rate of 1.83% per annum and mature in May 2005;
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  borrowings under our $10 million unsecured credit facility bear interest at a rate of 2.18% per annum and mature in December 2003; and
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  borrowings under our $75 million unsecured credit facility bear interest at a rate of 1.85% per annum and mature in May 2005.

        Wachovia Securities, Inc. (one of the underwriters) is an arranger under one of our credit facilities and its affiliate, Wachovia Bank, National Association, is a lender under some of our credit facilities and property financing arrangements. To the extent that we use the net proceeds of this offering to reduce outstanding indebtedness under these credit facilities, such lender (and any other participating lenders which are affiliated with the underwriters) will receive their proportionate shares of the repayments.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred dividends for each of the periods indicated is as follows:

	Years Ended December 31,
	2002		2001		2000		1999		1998
Ratios	1.31	x	1.44	x	1.49	x	1.57	x	1.51	x

        The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income from continuing operations before gain on sale of real estate assets, unusual items and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

DESCRIPTION OF PREFERRED SHARES

        The following description of the particular terms of the Series D Preferred Shares offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the preferred shares set forth under "Description of Preferred Shares" in the accompanying prospectus, to which reference is hereby made. This summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated declaration of trust, and the articles supplementary authorizing the issuance of the Series D Preferred Shares. Copies of the declaration of trust and the articles supplementary may be obtained upon request from us.

General

        We are authorized to issue up to 20,000,000 of our preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, in each case, if any, as are permitted by Maryland law and as our board of trustees may determine by adoption of an amendment to our amended and restated declaration of trust, or declaration of trust, without any further vote or action by our shareholders. The Series D Preferred Shares offered hereby are a series of our preferred shares, that, when issued, will be fully paid and nonassessable and will have no preemptive rights.

        A summary of our outstanding cumulative redeemable preferred shares and a description of their general terms are set forth below:

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  8.625% Series B Cumulative Redeemable Preferred Shares, or Series B shares.  We currently have no Series B shares outstanding. However, we have reserved 2,000,000 Series B shares for issuance upon exercise by the holders of Gables Realty Limited Partnership's 2,000,000 Series B preferred units of their right to exchange Series B preferred units for Series B shares on a one-for-one basis. Holders of the Series B preferred units may exercise their exchange right in whole but not in part (1) at any time on or after November 15, 2008, (2) at any time if full quarterly distributions are not made for six quarters, or (3) upon the occurrence of certain specified events related to the treatment of the Series B preferred units for U.S. federal income tax purposes. Distributions on the Series B preferred units are, and dividends on the Series B shares, if and when issued, will be, cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B shares rank as to rights to dividends and in liquidation on a parity with the Series C shares (described below) and the Series D Preferred Shares offered hereby, and senior to the Series Z shares (described below). We may redeem the Series B preferred units and the Series B shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends. We may redeem the Series B preferred units before November 15, 2003 if the holders elect to exchange them for Series B shares. The Series B preferred units and Series B shares have no stated maturity, are not subject to any sinking fund or mandatory redemption, and are not convertible into any other of our securities.

  •
  7.875% Series C Cumulative Redeemable Preferred Shares, or Series C shares.  We currently have outstanding 1,600,000 shares of 7.875% Series C shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 7.875% per annum of the $25.00 liquidation preference. The Series C shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and senior to the Series Z shares. We may redeem the Series C shares at any time on or after September 27, 2006 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series C shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.
  •
  5.00% Series Z Cumulative Redeemable Preferred Shares, or Series Z shares.  We currently have outstanding 180,000 shares of Series Z shares. Dividends on the Series Z shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z shares are subject to mandatory redemption on June 18, 2018. The Series Z shares are not subject to any sinking fund and are not convertible into any other of our securities. With respect to dividends and liquidation distributions, the Series Z shares currently rank junior to all other designated preferred shares, including the Series B shares and the Series C shares and will be junior to the Series D Preferred Shares offered hereby.

Series D Preferred Shares

Dividends

        Holders of Series D Preferred Shares shall be entitled to receive, when and as declared by our board of trustees, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 7.50% per annum of the $25.00 liquidation preference (equivalent to a fixed annual amount of $1.875 per share). Dividends on the Series D Preferred Shares are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, and if such day is not a business day, the next succeeding business day, commencing on June 16, 2003 (the first business day after June 15, 2003). We refer to each such date as a "dividend payment date" in this prospectus. The first dividend payment will be for less than a full quarter and will cover the period from May 8, 2003 to June 15, 2003. Such dividend and any dividend payable on the Series D Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month in which the applicable dividend payment date falls or on such other date designated by our board of trustees for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date. We refer to each such date as a "dividend record date" in this prospectus. The Series D Preferred Shares will rank on a parity with the Series B and Series C shares and senior to our common shares and Series Z shares with respect to the payment of dividends from and after the first dividend payment date occurring after the consummation of this offer.

        No dividends on Series D Preferred Shares may be declared by our board of trustees or paid or set apart for payment by us at any time one or more of our contractual arrangements or agreements, including any agreement relating to our outstanding indebtedness, (1) prohibits the declaration, payment or setting apart for payment of dividends or (2) provides that the declaration, payment or setting apart for payment of dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on the Series D Preferred Shares will accrue whether or not:

  •
  our credit facilities at any time prohibit the current payment of dividends;
  •
  we have earnings;
  •
  there are funds legally available for the payment of such dividends; or
  •
  such dividends are declared.

        Accrued but unpaid dividends on the Series D Preferred Shares will accumulate as of the dividend payment date on which they first become payable. No dividends will be declared or paid or set apart for payment on any of our shares of beneficial interest or any other series of preferred shares ranking, as to dividends, on a parity with or junior to the Series D Preferred Shares (other than a dividend in our common shares or in any other class of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) for any period unless:

  •
  full cumulative dividends have been or contemporaneously are declared and paid or declared; and
  •
  a sum sufficient for the payment thereof is set apart for such payment on the Series D Preferred Shares for all past dividend periods and the then current dividend period.

        When dividends are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Shares and any other series of preferred shares ranking on a parity as to dividends with the Series D Preferred Shares, all dividends declared upon the Series D Preferred Shares and any other series of preferred shares ranking on a parity as to dividends with the Series D Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Shares and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Shares and such other series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

        Unless full cumulative dividends on the Series D Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period:

  •
  no dividends (other than in common shares or other shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation) shall be declared or paid or set aside for payment;
  •
  no other distribution may be declared or made upon our common shares, or any other shares of our beneficial interest ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation; and
  •
  no common shares, or any other shares of our beneficial interest ranking junior to or on a parity with the Series D Preferred Shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired by us for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) (except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation).

        Holders of the Series D Preferred Shares will not be entitled to any dividend, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative dividends on Series D

Preferred Shares as provided above. Any dividend payment made on Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. See "Description of Preferred Shares—Dividends" in the accompanying prospectus

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series D Preferred Shares are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common shares or any other class or series of our beneficial interest that ranks junior to the Series D Preferred Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of our remaining assets.

        In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series D Preferred Shares and the corresponding amounts payable on all other classes or series of shares of our beneficial interest ranking on a parity with the Series D Preferred Shares in the distribution of assets, then the holders of the Series D Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other corporation, trust or entity or consolidation or merger of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

        The Series D Preferred Shares are not redeemable prior to May 8, 2008. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, Series D Preferred Shares owned by a shareholder in excess of a specified ownership limit may automatically be exchanged for excess shares, and we will have the right to purchase excess shares from the holder. See "Restrictions on Ownership of Shares of Beneficial Interest."

        On and after May 8, 2008, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such shares to the date fixed for redemption (except as provided below), without interest. Holders of Series D Preferred Shares to be redeemed must surrender the Series D Preferred Shares at the place designated in the notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender. If notice of redemption of any Series D Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any Series D Preferred Shares called for redemption, then from and after the redemption date:

  •
  dividends will cease to accrue on the Series D Preferred Shares;
  •
  the Series D Preferred Shares will no longer be deemed outstanding; and
  •
  all rights of the holders of the Series D Preferred Shares will terminate, except the holder's right to receive the redemption price.

        If less than all of the outstanding Series D Preferred Shares are to be redeemed, the Series D Preferred Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us.

        Unless full cumulative dividends on all Series D Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment on such shares set apart for payment for all past dividend periods and the then current dividend period, no Series D Preferred Shares may be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed and we may not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares (except by exchange for shares of our beneficial interest ranking junior to the Series D Preferred Shares as to dividends and upon liquidation). This requirement will not prevent the automatic exchange of Series D Preferred Shares into excess shares or the purchase by us of excess shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, as described under "Limits on Ownership of Shares of Beneficial Interest" in the accompanying prospectus, or the purchase or acquisition of excess shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding excess shares.

        Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by us, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. Each notice shall state:

  •
  the redemption date;
  •
  the redemption price;
  •
  the number of Series D Preferred Shares to be redeemed;
  •
  the place or places where Series D Preferred Shares are to be surrendered for payment of the redemption price; and
  •
  that dividends on the Series D Preferred Shares to be redeemed will cease to accrue on such redemption date.

        If less than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series D Preferred Shares held by such holder to be redeemed.

        The holders of Series D Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series D Preferred Shares on the corresponding dividend payment date notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series D Preferred Shares.

        The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain a qualified REIT for federal income tax purposes, Series D Preferred Shares owned by a shareholder in excess of the ownership limit may automatically be exchanged for excess shares, and we will have the right to purchase excess shares from the holder. See "Limits on Ownership of Shares of Beneficial Interest" in the accompanying prospectus.

Voting Rights

        Holders of the Series D Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

        Whenever we fail to pay dividends on any Series D Preferred Shares for six or more quarterly periods, which we refer to in this prospectus supplement as a "preferred dividend default," the holders of Series D Preferred Shares (voting separately as a class with all other series of preferred shares ranking on a parity with the Series D Preferred Shares as to dividends or upon liquidation, referred to in this prospectus supplement as "parity preferred," upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two members of our board of trustees, referred to in this prospectus supplement as "preferred share trustees:"

  •
  at a special meeting called by the holders of record of at least 20% of the Series D Preferred Shares or the holders of any other series of parity preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders; and
  •
  at each subsequent annual meeting until all dividends accrued on Series D Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

        If and when all accumulated dividends and the dividend for the then current dividend period on Series D Preferred Shares shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every preferred dividend default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of parity preferred upon which like voting rights have been conferred and are exercisable, the term of office of each preferred share trustee so elected shall terminate.

        Any preferred share trustee may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights described above (voting separately as a class with all other series of parity preferred upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default shall continue, any vacancy in the office of a preferred share trustee may be filled by written consent of the preferred share trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights described above (voting separately as a class with all other series of parity preferred upon which like voting rights have been conferred and are exercisable). The preferred share trustees will each be entitled to one vote per trustee on any matter.

        So long as any Series D Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series D Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

  •
  authorize or create, or increase the authorized or issued amount of, any class or series of beneficial interest ranking senior to Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of our beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
  •
  amend, alter or repeal the provisions of our declaration of trust or the articles supplementary, whether by merger, consolidation or otherwise, or an event, so as to materially and adversely affect any right, preference, privilege or voting power of Series D Preferred Shares or the holders thereof;

provided, however, with respect to the occurrence of any event set forth in the second bullet point above, so long as Series D Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series D Preferred Shares and provided further that (1) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (2) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to Series D Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.

Conversion

        Series D Preferred Shares are not convertible into or exchangeable for any other of our property or securities, except that Series D Preferred Shares may be exchanged for excess shares in order to ensure that we remain qualified as a REIT for federal income tax purposes. See "Restrictions on Ownership of Shares of Beneficial Interest."

Restrictions on Ownership of Shares of Beneficial Interest

        For information regarding restrictions on ownership of the Series D Preferred Shares, see "Limits on Ownership of Shares of Beneficial Interest" in the accompanying prospectus.

Transfer Agent

        The transfer agent, registrar and dividend disbursing agent for the Series D Preferred Shares will be EquiServe Trust Company, N.A.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes specified United States federal income tax considerations that may be relevant to the ownership and disposition of the Series D Preferred Shares by U.S. and non-U.S. holders, each as defined below, who acquire the Series D Preferred Shares in this offering. The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant to the holding or disposition of the Series D Preferred Shares. The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis.

        This summary does not represent a detailed description of the United States federal income tax consequences to holders of the Series D Preferred Shares in light of their particular circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons subject to special treatment under the Internal Revenue Code (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, former U.S. citizens, "controlled foreign corporations," "passive foreign investment companies" or "foreign personal holding companies" and persons that have a functional currency other than the U.S. dollar or persons in other special situations, such as those who have elected to mark securities to market or those who hold shares as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. The discussion below assumes that the Series D Preferred Shares are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

Taxation of Holders Who Are U.S. Persons

        The discussion in this section applies only to holders of the Series D Preferred Shares who are U.S. persons. A U.S. person is a person who is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any state or under the laws of the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  an estate which is required to pay U.S. federal income tax regardless of the source of its income; or

  •
  a trust whose administration is under the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, are also considered U.S. persons.

Dividends and other distributions

        As long as we qualify as a REIT, dividend distributions to taxable domestic holders of Series D Preferred Shares out of our current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. For purposes of determining whether distributions on the Series D Preferred Shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares, and then allocated to our outstanding common shares. Distributions in excess of current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed the adjusted tax basis of your Series D Preferred Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of your Series D Preferred Shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend we declare in the fourth calendar quarter of any year payable to a shareholder of record on a specified date in such quarter shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

        If we recognize a net capital gain in a year, we may elect to designate a corresponding share of dividends on the Series D Preferrred Shares of such year as "capital gain dividends." Capital gain dividends are taxed to shareholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long you have held your shares. Designations made by us only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type (i.e., capital gain versus ordinary dividend). If we designate any portion of a dividend as a capital gain dividend, you will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to you as capital gain. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain.

        You:

  (1)
  will include in your income as long-term capital gains your proportionate share of such undistributed capital gains; and

  (2)
  will be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds your tax liability on the undistributed capital gain.

        You will increase the basis in your Series D Preferred Shares by the difference between the amount of undistributed capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

  (1)
  a 20% rate gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 20%; or

  (2)
  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 25%.

        We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Internal Revenue Code as if we were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

        We will notify you regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. You may not include in your individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sale or redemption of Series D Preferred Shares

        On the sale of your Series D Preferred Shares, you will recognize gain or loss in an amount equal to the difference between:

  •
  the amount of cash and fair market value of any property received on such sale; and

  •
  your adjusted basis in the Series D Preferred Shares.

        The gain or loss will be capital gain or loss if you hold the Series D Preferred Shares as capital assets, and will be long-term gain or loss if you have held such shares for more than one year. In general, you will be required to treat any loss upon a sale or exchange of Series D Preferred Shares held for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent that our distributions are required to be treated by you as long-term capital gain.

        A redemption of Series D Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the Series D Preferred Shares. The redemption will satisfy such tests if it:

  •
  is "substantially disproportionate" with respect to you (which will not be the case if only Series D Preferred Shares are redeemed, since they generally do not have voting rights);

  •
  results in a "complete termination" of your stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of our stock (including Series D Preferred Shares) considered to be owned by you by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. holder of Series D Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, you are advised to consult your own tax advisors to determine such tax treatment.

        If a redemption of the Series D Preferred Shares is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by you. Your adjusted tax basis in such redeemed Series D Preferred Shares will be transferred to your remaining stockholdings in our company. If, however, you have no remaining stockholdings in our company, such basis could be transferred to a related person or it may be lost. Proposed Treasury Regulations would if adopted alter the method for recovering your adjusted tax basis in any Series D Preferred Shares redeemed in a dividend-equivalent redemption. Under the proposed Treasury Regulations, you would be treated as realizing a capital loss on the date of the dividend-equivalent redemption equal to the adjusted tax basis of the Series D Preferred Shares redeemed, subject to certain adjustments. The recognition of such loss would generally be deferred until the occurrence of specified events, such as, for example, you cease to actually or constructively own any shares of our stock. There can be no assurance that the proposed Treasury Regulations will be adopted, or that they will be adopted in their current form.

        The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate U.S. holder on the sale of REIT shares that would correspond to the REIT's

"unrecaptured Section 1250 gain." You are urged to consult with your own tax advisors with respect to your capital gain tax liability.

Taxation of Certain Tax-Exempt Shareholders

        Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account, or IRA, or a Section 401(k) plan, that holds the Series D Preferred Shares as an investment will not be subject to tax on dividends paid by us. However, if such tax-exempt investor is treated as having purchased its Series D Preferred Shares with borrowed funds, some or all of its dividends from the Series D Preferred Shares will be subject to tax. In addition, under some circumstances certain pension plans (including Section 401(k) plans but not, for example, IRA's) that own more than 10% (by value) of our outstanding shares of beneficial interest, including our common shares, could be subject to tax on a portion of their dividends on the Series D Preferred Shares, even if their Series D Preferred Shares are held for investment and are not treated as acquired with borrowed funds.

Taxation of Holders Who Are Non-U.S. Persons

        The discussion in this section applies to holders of the Series D Preferred Shares who are not U.S. persons, such as nonresident alien individuals and foreign corporations.

Dividends and other distributions

        Distributions by us to you that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of current and accumulated earnings and profits that exceed your basis in your Series D Preferred Shares will be taxable to you as gain from the sale of such Series D Preferred Shares, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed your adjusted basis in your Series D Preferred Shares will reduce your adjusted basis in your Series D Preferred Shares and will not be subject to U.S. federal income tax, but will be subject to withholding as described below.

        We expect to withhold at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and you file an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  (2)
  you file an Internal Revenue Service Form W-8ECI claiming that the distribution is income effectively connected with your trade or business.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and you are not liable for tax on the receipt of that distribution. However, you may seek a refund of these amounts from the Internal Revenue Service if your U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to you that we designate at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  (1)
  the investment in the Series D Preferred Shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. holders with respect to any gain, except that a non-U.S. holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  (2)
  you are a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case you will be subject to a 30% tax on your capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to you that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause you to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. You will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation.

        We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to you that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. Withholding is required even if the capital gain dividend was not attributable to the disposition of a U.S. real property interest and thus not subject to federal income tax. The amount withheld is creditable against your United States federal income tax liability and refundable to the extent it exceeds such tax liability.

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the Series D Preferred Shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, you would be able to offset as a credit against your United States federal income tax liability resulting therefrom an amount equal to your proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent your proportionate share of this tax paid by us were to exceed your actual United States federal income tax liability.

Sale of or redemption of Series D Preferred Shares

        Any gain recognized by you upon the sale or exchange of your Series D Preferred Shares generally would not be subject to United States taxation unless:

  (1)
  the investment in the Series D Preferred Shares is effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as domestic shareholders with respect to any gain;

  (2)
  you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case you will be subject to a 30% tax on your net capital gains for the taxable year; or

  (3)
  the Series D Preferred Shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

        The Series D Preferred Shares will not constitute a United States real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by shareholders who are not U.S. persons.

        We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of the Series D Preferred Shares would not be subject to taxation under FIRPTA. We cannot guarantee that we are or will continue to be a domestically controlled REIT.

        Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. holder sells its Series D Preferred Shares, gain arising from the sale still would not be subject to FIRPTA tax if:

  (1)
  the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  (2)
  the selling non-U.S. holder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of the Series D Preferred Shares were subject to taxation under FIRPTA, you would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

        See "—Taxation of Holders Who Are U.S. Persons—Sale of or redemption of Series D Preferred Shares" for the treatment of a redemption of Series D Preferred Shares.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. holders

        In general, information reporting requirements will apply to payments of distributions on Series D Preferred Shares and payments of the proceeds of the sale of Series D Preferred Shares to some shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 30% for 2003 (currently scheduled to be reduced to 28% by 2006) if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's United States federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. holders

        Generally, information reporting will apply to payments of distributions on the Series D Preferred Shares, and backup withholding at a rate of 30% (scheduled to be reduced to 28% by 2006) may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of the Series D Preferred Shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless you certify as to your non-U.S. status or otherwise establish an exemption, provided that the broker does not have actual knowledge that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by you of Series D Preferred Shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to your foreign status and has no actual knowledge to the contrary.

Classification of Gables Residential Trust as a REIT

        In the opinion of our counsel, Goodwin Procter LLP, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1994, and our proposed method of organization and operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that we have been organized and have operated and continue to be organized and to operate in accordance with certain representations made by us concerning our organization and operations. It must be emphasized that Goodwin Procter LLP's opinion also is based on various assumptions as well as on our representations concerning our organization and operations. The opinion is conditioned upon the accuracy of such assumptions and representations. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which will not be reviewed by Goodwin Procter LLP. Accordingly, no assurance can be given that the actual results of our operations will satisfy such requirements.

        The opinion of Goodwin Procter LLP is based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in their opinion. Moreover, unlike a tax ruling (which we will not seek), an opinion of counsel is not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service could not successfully challenge our status as a REIT.

        If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal "double taxation" of earnings that a regular corporation would be required to pay.

        Even if we qualify as a REIT, we will be subject to tax under certain circumstances. For example, we will be subject to a 100 percent tax on our net income from "prohibited transactions," which are generally sales or other dispositions of property held primarily for sale to customers in the ordinary course of business. We currently do not expect to owe a material amount of any federal tax. In addition, activities conducted through a taxable REIT subsidiary, such as Gables Residential Services, Inc., are subject to tax at regular corporate rates. A taxable REIT subsidiary generally permits a REIT to engage in activities that would produce income not satisfying the REIT gross income tests, described below, or be subject to the 100 percent tax described above. We currently do not expect to earn a significant amount of our income through taxable REIT subsidiaries.

Requirements for qualification as a REIT

        We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

Organizational requirements

        The Internal Revenue Code defines a REIT as a corporation, trust or association that meets the following conditions:

  (1)
  is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  would be taxable as a domestic corporation but for the REIT requirements;

  (4)
  is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons; and

  (6)
  during the last half of each taxable year, five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) do not own, directly or indirectly, more than 50% in value of the outstanding shares, taking into account the applicable attribution rules.

        In addition, other tests, described below, regarding the nature of income and assets of the REIT also must be satisfied. The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) (the "100 shareholder requirement" and "five or fewer requirements," respectively) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

Protection from stock ownership concentration

        Our declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6). In rendering its opinion regarding our qualification as a real estate investment trust, Goodwin Procter LLP is relying on our representations that the ownership of our common shares and preferred shares has satisfied and will satisfy conditions (5) and (6). There can be no assurance, however, that the restrictions in our declaration of trust will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.

Gables Residential Trust's status as a partner in Gables Realty Limited Partnership

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. In addition, the Internal Revenue Code disregards the separate existence of Gables GP, Inc. Thus, our proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership (including Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest) are treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

Income tests

        To maintain qualification as a REIT, two gross income requirements must be satisfied annually:

  •
  at least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property and, in particular circumstances, interest, or from particular types of temporary investments; and

  •
  at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For purposes of these tests, gross income excludes gains from prohibited transactions.

        We believe that we have satisfied the 75% and 95% income tests for each year beginning with our first taxable year as a REIT. You should be aware, however, that compliance with the income tests involves factual and legal determinations, the resolution of which are not always in our control.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under certain provisions of the Internal Revenue Code. These relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of our income sources to our U.S. federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if these relief provisions apply, a tax would be imposed with respect to the excess income.

Asset tests

        At the close of each calendar quarter, we also must satisfy four tests relating to the nature and diversification of its assets:

  •
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities;

  •
  no more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  •
  of our assets included in the 25% asset class, the value of any one issuer's securities, other than securities of a taxable REIT subsidiary, may not exceed 5% of the value of our total assets, and we generally may not own more than 10% by vote or value of any one issuer's outstanding securities, other than securities of a taxable REIT subsidiary; and

  •
  the value of the securities we own in any taxable REIT subsidiaries may not exceed 20% of the value of our total assets.

        The asset tests referred to above generally must be met for any quarter in which we acquire an asset or securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition during a quarter, the failure generally can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

Annual distribution requirements

        In order to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

  •
  the sum of (i) 90% of our REIT taxable income, which is computed without regard to the dividends-paid deduction and our capital gain, and (ii) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus

  •
  certain items of noncash income.

        Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

Other Tax Consequences

        We and our shareholders may be subject to foreign, state or local taxation in various foreign, state or local jurisdictions, including those in which we or they own property, transact business or reside. The foreign, state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of foreign, state and local tax laws on an investment in the Series D Preferred Shares.

UNDERWRITING

        We are offering the Series D Preferred Shares described in this prospectus supplement through a number of underwriters. Wachovia Securities, Inc., Morgan Stanley & Co. Incorporated, Legg Mason Wood Walker, Incorporated and Prudential Securities Incorporated are the representatives of the underwriters. We entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we agreed to sell to the underwriters, and each underwriter separately agreed to purchase from us, the number of Series D Preferred Shares listed next to its name below at the public offering price, less the underwriting discount described on the cover page of this prospectus supplement:

Underwriter	Number of Shares
Wachovia Securities, Inc.	1,015,000
Morgan Stanley & Co. Incorporated	1,000,000
Legg Mason Wood Walker, Incorporated	372,500
Prudential Securities Incorporated	372,500
Banc of America Securities LLC	30,000
Bear, Stearns & Co. Inc.	30,000
Lehman Brothers Inc.	30,000
McDonald Investments, Inc., a KeyCorp company	30,000
Morgan Keegan & Company, Inc.	30,000
RBC Dain Rauscher Inc.	30,000
U.S. Bancorp Piper Jaffray Inc.	30,000
Wells Fargo Investment Services, LLC	30,000

Total	3,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to certain other conditions. The underwriters must buy all of these shares from us if they buy any of them. The underwriters will sell these shares to the public when and if the underwriters buy them from us. The underwriters are offering the Series D Preferred Shares subject to a number of conditions, including:

  •
  the underwriters' receipt and acceptance of the shares from us; and

  •
  the underwriters' right to reject orders in whole or in part.

        The underwriters expect to deliver the Series D Preferred Shares to purchasers on May 8, 2003, the fifth business day following the date hereof. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series D Preferred Shares before final settlement will be required, by virtue of the fact that the shares will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

        Stock Market Listing.    We have filed an application to list the Series D Preferred Shares on the NYSE. If approved, trading of the Series D Preferred Shares on the NYSE is expected to commence within the 30-day period after initial delivery of the Series D Preferred Shares. The representatives have advised us that they intend to make a market in the Series D Preferred Shares prior to the commencement of trading on the NYSE. The representatives will have no obligation to make a market in the Series D Preferred Shares, however, and may cease market-making activities, if commenced, at any time

        Before this offering, there has been no public market for our Series D Preferred Shares. An active trading market for our shares may not develop. Even if an active market does develop, the public price at which our shares trade in the future may be below the offering price.

        Underwriting Discounts and Commissions.    The underwriting discount is the difference between the price the underwriters pay to us and the price at which the underwriters initially offer the shares to the public. The size of the underwriting discount is determined through an arms-length negotiation between us and the representatives. The following table shows the per share and total underwriting discount we will allow to the underwriters.

	Per Share	Total
Public offering price	$25.00	$75,000,000
Underwriting discount	$0.7875	$2,362,500
Proceeds, before expenses, to us	$24.2125	$72,637,500

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $400,000 and will be paid by us, except that the underwriters have agreed to reimburse us for a portion of our expenses. Expenses include the NYSE listing fees, rating agency fees, printing expenses, legal and accounting fees, transfer agent and registrar fees and other miscellaneous fees and expenses.

        Indemnification of the Underwriters.    We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

        Dealers' Compensation.    The underwriters initially will offer our shares to the public at the price specified on the cover page of this prospectus. The underwriters may allow to selected dealers a concession of not more than $0.50 per share. The underwriters may also allow, and any other dealers may reallow, a concession of not more than $0.45 per share to some other dealers. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. A change in the public offering price will not affect the amount of proceeds that we receive.

        Online Activities.    A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. Other than the prospectus in electronic format, information on these web sites is not a part of this prospectus and you should not rely on other information on these web sites in making a decision to invest in our shares.

        Stabilization and Other Transactions.    The rules of the SEC generally prohibit the underwriters from trading in our Series D Preferred Shares on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our Series D Preferred Shares to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

  •
  Stabilizing transactions consist of bids or purchases made by the lead representative for the purpose of preventing or slowing a decline in the market price of our Series D Preferred Shares while this offering is in progress.

  •
  Short sales and over-allotments occur when the representatives, on behalf of the underwriting syndicate, sell more of our shares than they purchase from us in this offering. The underwriters must close out any short position by purchasing shares in the open market, potentially including purchases made as stabilizing transactions. For this reason, a short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series D Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions are bids for or purchases of our Series D Preferred Shares on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives on behalf of the underwriters. Similar to other purchase transactions, syndicate covering transactions may have the effect of raising or maintaining the market price of our Series D Preferred Shares or preventing or retarding a decline in the market price of our Series D Preferred Shares. As a result, the price of our Series D Preferred Shares may be higher than the price that might otherwise exist in the open market.

  •
  A penalty bid is an arrangement permitting the representatives to reclaim the selling concession that would otherwise accrue to an underwriter if the Series D Preferred Shares originally sold by that underwriter was later repurchased by the representatives and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Related-Party Transactions.    In the ordinary course of their business, the underwriters and/or their affiliates have engaged, and expect in the future to engage, in investment banking, commercial banking, financial advisory and/or general financing transactions with us, for which they have received, and may in the future receive, customary fees and commissions. In particular, Wachovia Securities, Inc. (one of the representatives) is an arranger under one of our credit facilities and its affiliate, Wachovia Bank, National Association, is a lender under some of our credit facilities and property financing arrangements. To the extent that we use the net proceeds of this offering to reduce outstanding indebtedness under those borrowings, such lender (and any other participating lenders which are affiliated with the underwriters) will receive their proportionate shares of the repayment, see "Use of Proceeds."

        NASD Rule Compliance.    This offering complies with Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc., which regulates some aspects of offerings in which more than 10% of the net offering proceeds might be paid to affiliates of the underwriters.

LEGAL MATTERS

        Certain legal matters, including the legality of the Series D Preferred Shares being offered hereby, are being passed upon for Gables Residential Trust by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters related to this offering are being passed upon for the underwriters by O'Melveny & Myers LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Gables Residential Trust's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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$500,000,000

Gables Residential Trust

Preferred Shares

Common Shares

Warrants

$300,000,000

Gables Realty Limited Partnership

Debt Securities

        This prospectus provides you with a general description of equity securities that Gables Residential Trust may offer and debt securities that Gables Realty Limited Partnership may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of such offering and may add to or update the information in this prospectus.

        Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange under the symbols "GBP" and "GBP Pra," respectively.

        Beginning on page 2, we have listed several "Risk Factors" that you should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.

The date of this prospectus is June 7, 1999.

        Unless the context otherwise requires, all references to "we," us," "our Company" or "Gables Trust" in this prospectus refer collectively to Gables Residential Trust, a Maryland real estate investment trust, and its subsidiaries, including Gables Realty Limited Partnership, a Delaware limited partnership, and their respective predecessor entities for the applicable periods, considered as a single enterprise. Gables GP, Inc., a wholly-owned subsidiary of Gables Trust, is the sole general partner of Gables Realty Limited Partnership.

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus or any prospectus supplement before you decide to purchase our securities. This section includes or refers to certain forward-looking statements; you should refer to the explanation of the qualifications and limitations on such forward-looking statements discussed in the accompanying prospectus supplement.

Development and construction risks could impact our profitability

        We intend to continue to develop and construct multifamily apartment home communities. Our development and construction activities may be exposed to the following risks:

  •
  we may be unable to obtain, or face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations, which could result in increased costs and could require us to abandon our activities entirely with respect to the project for which we are unable to obtain permits or authorizations;

  •
  we may abandon development opportunities that we have already begun to explore, and as a result we may fail to recover expenses already incurred in connection with exploring such development opportunities;

  •
  we may incur construction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical, and we may not be able to increase rents to compensate for the increase in construction costs;

  •
  occupancy rates and rents at a newly completed development may fluctuate depending on a number of factors, including market and economic conditions, and may result in the community not being profitable;

  •
  we may not be able to obtain financing with favorable terms for the development of a community, which may make us unable to proceed with its development; and

  •
  we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs.

        Construction costs have been increasing in our target markets, and the cost to update acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. Our inability to charge rents that will be sufficient to offset the effects of any increases in reconstruction costs may impact our profitability.

Acquisitions may not yield anticipated results

        We intend to continue to acquire multifamily apartment home communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

  •
  the acquired property may fail to perform as we expected in analyzing our investment; and

  •
  our estimate of the costs of repositioning or redeveloping the acquired property may prove inaccurate.

Policy of limiting debt level may be changed

        While our current policy is not to incur debt that would make a ratio of debt-to-total-market-capitalization greater than 60%, our Amended and Restated Declaration of Trust, as amended, and Second Amended and Restated Bylaws, as amended, do not contain any such limitations. Our ratio of debt-to-total-market-capitalization (i.e., the total consolidated debt of Gables Trust as a percentage of the market value of issued and outstanding equity securities plus total consolidated debt) as of December 31, 1998 was approximately 46.8%. Throughout this prospectus we will refer to our Amended and Restated Declaration of Trust, as amended, as our "declaration of trust" and to our Second Amended and Restated Bylaws, as amended, as our "bylaws." Because we do not have any debt incurrence restrictions in our declaration of trust or bylaws, we could increase the amount of outstanding debt at any time. In the event that the price of our common shares increases, we could incur additional debt without increasing the ratio of debt-to-total-market-capitalization and without a concurrent increase in our ability to service such additional debt.

Incurrence of additional debt and related issuance of equity may be dilutive to shareholders

        Future issuance of equity may dilute the interest of existing shareholders. To the extent that additional equity securities are issued to finance future developments and acquisitions instead of incurring additional debt, the interests of our existing shareholders could be diluted. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

Insufficient cash flow could affect our debt financing and create refinancing risk

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

Rising interest rates would increase interest costs and could affect the market price of our securities

        We expect to incur variable rate debt under credit facilities in connection with the acquisition, construction and reconstruction of multifamily apartment communities in the future, as well as for other purposes. Accordingly, if interest rates increase, so will our interest costs to the extent the variable rate increase is not hedged effectively. In addition, an increase in market interest rates may lead purchasers of our securities to demand a higher annual yield, which could adversely affect the market price of our outstanding equity or debt securities.

Interest rate hedging contracts may involve material changes and may not provide adequate protection

        From time to time when we anticipate offerings of debt securities, we may seek to decrease our exposure to fluctuations in interest rates during the period prior to the pricing of the securities by entering into interest rate hedging contracts. We may do so to increase the predictability of our financing costs. Also, from time to time we rely on interest rate hedging contracts to offset our exposure to moving interest rates with respect to debt financing arrangements at variable interest rates. The settlement of interest rate hedging contracts has in the past and may in the future involve charges to earnings that may be material in amount. Such charges are typically driven by the extent and timing of fluctuations in interest rates. Despite our efforts to minimize our exposure to interest rate fluctuations, there is no guarantee that we will be able to maintain our hedging contracts at their existing levels of coverage or that the amount of coverage maintained will cover all of our outstanding indebtedness at any such time. If our efforts are unsuccessful, we may not meet our objective of reducing the extent of our exposure to interest rate fluctuations.

Bond compliance requirements could limit income and restrict use of communities and cause favorable financing to become unavailable

        Some of our multifamily apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." The bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households.

        In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, the local government agency or instrumentality, as appropriate, will declare us in default under the applicable tax-exempt bonds and could foreclose upon the community.

Failure to generate sufficient revenue could limit cash flow available for debt service and distributions to shareholders

        If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to make required payments of interest and principal on our debt securities and pay distributions to our shareholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities.

  •
  the national and local economic climates;

  •
  local real estate market conditions, such as oversupply of apartment homes;

  •
  the perceptions by prospective residents of the safety, convenience and attractiveness of our communities and the neighborhoods where they are located;

  •
  our ability to provide adequate management, maintenance and insurance; and

  •
  increased operating costs, including real estate taxes and utilities.

        Significant expenditures associated with each investment such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee.

Unfavorable changes in market and economic conditions could hurt occupancy or rental rates

        The market and economic conditions in metropolitan areas of the southeastern and southwestern regions of the United States may significantly affect apartment home occupancy or rental rates. Occupancy and rental rates in those markets, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

  •
  the economic climate, which may be adversely impacted by plant closings, industry slowdowns and other factors;

  •
  real estate conditions such as an oversupply of, or a reduced demand for, apartment homes;

  •
  a decline in household formation that adversely affects occupancy or rental rates;

  •
  the inability or unwillingness of residents to pay rent increases;

  •
  the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our communities, which could prevent us from raising rents to offset increases in operating costs; and

  •
  the condition of the rental market, which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

        Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to shareholders.

Difficulty of selling apartment communities could limit flexibility

        Real estate in the metropolitan areas of the southeastern and southwestern regions of the United States can be hard to sell, especially if market conditions are poor. This difficulty may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this limitation may affect our ability to sell communities without adversely affecting returns to our shareholders.

Increased competition could limit our ability to lease apartment homes or increase or maintain rents

        Our apartment communities in metropolitan areas compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.

Significant new operations and acquired communities under management require integration with the existing business and, if not properly integrated, could create inefficiencies

        Our ability to manage growth effectively will require us, among other things, to successfully apply our experience in managing our existing portfolio of multifamily apartment communities to a larger number of properties. In addition, we must be able to successfully manage the integration of new management and operations personnel as our organization grows in size and complexity.

Failure to succeed in new markets may limit growth

        We may make selected acquisitions outside of our current market areas from time to time, if appropriate opportunities arise. Our historical experience in the southeastern and southwestern regions of the United States does not ensure we will be able to operate successfully in other market areas that are new to us. We may be exposed to a variety of risks if we choose to enter into new markets. These risks include, among others:

  •
  a lack of market knowledge and understanding of the local economies;

  •
  an inability to obtain land for development or to identify acquisition opportunities;

  •
  an inability to obtain construction tradespeople; and

  •
  an unfamiliarity with local governmental and permitting procedures.

Decrease of fee management business would result in decrease in revenues

        We manage properties owned by third parties for a fee. Most of our management contracts are terminable upon 30-days notice. There is a risk that the management contracts will be terminated and/or that the rental revenues upon which management fees are based will decline and management fee income will decrease accordingly.

Share ownership limit may prevent takeovers beneficial to shareholders

        For us to maintain our qualification as a real estate investment trust for federal income tax purposes, five or fewer individuals may not own, directly or indirectly, more than 50% in value of our outstanding shares of beneficial interest. As defined for federal income tax purposes, the term "individuals" includes a number of specified entities. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 40. Our declaration of trust includes restrictions regarding transfers of our shares of beneficial interest and ownership limits that are intended to assist us in satisfying such limitations. The ownership limit may have the effect of delaying, deferring or preventing someone from taking control of us, even though such a change of control could involve a premium price for our shareholders or otherwise could be in our shareholders' best interests. See "Limits on Ownership of Shares of Beneficial Interest" on page 35.

Limits on changes in control may discourage takeover attempts beneficial to shareholders

        Our declaration of trust, our bylaws and Maryland law may discourage a third party from attempting to acquire us, which makes a change in control more unlikely. The result may limit the opportunity for shareholders to receive a premium for their common shares over then-prevailing market prices. See "Important Provisions of Maryland Law and Our Declaration of Trust and Bylaws" on page 37.

Compliance or failure to comply with Americans with Disabilities Act and other similar laws could result in substantial costs

        The Americans with Disabilities Act generally requires that public accommodations, including office buildings and hotels, be made accessible to disabled persons. Noncompliance could result in imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the Americans with Disabilities Act, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to our shareholders.

        A number of additional federal, state and local laws exist that impact our communities with respect to access thereto by disabled persons. For example, the Fair Housing Act of 1988 requires apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the Fair Housing Act of 1988 could result in the imposition of fines or an award of damages to private litigants.

        We cannot ascertain the ultimate cost of compliance with the Americans with Disabilities Act or other similar legislation. The costs could be substantial.

Failure to qualify as a real estate investment trust would cause us to be taxed as a corporation which would significantly lower funds available for distribution to shareholders

        If we fail to qualify as a real estate investment trust for federal income tax purposes, we will be taxed as a corporation. We believe that we are organized and qualify as a real estate investment trust and intend to operate in such a manner that will allow us to continue to qualify as a real estate investment trust. However, we cannot assure you that we are qualified as such or that we will remain qualified as such in the future. This is because qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code, as to which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a real estate investment trust for federal income tax purposes or the federal income tax consequences of such qualification.

        If, in any taxable year, we fail to qualify as a real estate investment trust, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a real estate investment trust for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a real estate investment trust would significantly reduce or eliminate the amount of funds available for distribution to our shareholders. Furthermore, we would no longer be required to make distributions to our shareholders. See "Federal Income Tax Considerations and Consequences of Your Investment" on page 40.

Potential liability for environmental contamination could result in substantial costs

        We are in the business of acquiring, owning, operating and developing real estate properties. From time to time we will sell to third parties some of our properties. Under various federal, state and local environmental laws, we may be required to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties. This requirement is often regardless of knowledge or responsibility but by virtue of our current or previous ownership or operation of real estate. In addition, we may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by us in connection with the contamination. These costs could be substantial. The presence of such substances or the failure to properly remediate the contamination may materially and adversely affect our ability to borrow against, sell or rent the affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

Holders of majority in interest of debt securities may waive restrictive covenants

        The holders of a majority in aggregate principal amount of any outstanding series of debt securities may, on behalf of all of the holders of such series, waive our compliance with some of the restrictive covenants contained in the indenture governing such securities.

ABOUT THIS PROSPECTUS AND WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered hereunder. Throughout this prospectus we will refer to the common shares, the preferred shares, the warrants and the debt securities offered hereunder as the "securities." This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including, Gables Trust and Gables Realty Limited Partnership, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares and currently outstanding Series A preferred shares are listed on the New York Stock Exchange under the symbols "GBP" and "GBP Pra," respectively. You may also read our reports, proxy and other information statements and other information which we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. The Securities and Exchange Commission file number for Gables Residential Trust is 1-12590. The Securities and Exchange Commission file number for Gables Realty Limited Partnership is 000-22683. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the specific documents listed below for both Gables Trust and Gables Realty Limited Partnership and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities:

  •
  Annual Report on Form 10-K for the year ended December 31, 1998;

  •
  Current Report on Form 8-K dated March 8, 1999;

  •
  Current Report on Form 8-K dated April 5, 1999;

  •
  the Proxy Statement prepared by Gables Residential Trust in connection with its 1999 Annual Meeting of Shareholders;

  •
  the description of Gables Residential Trust's common shares contained in its Registration Statement on Form 8-A, including all amendments and reports updating such description;

  •
  the description of Gables Residential Trust's 8.30% Series A Cumulative Redeemable Preferred Shares contained in its Registration Statement on Form 8-A; and

  •
  Gables Realty Limited Partnership's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on June 11, 1997, including all amendments and reports updating such Registration Statement.

        You may request a copy of the documents incorporated by reference at no cost by writing or telephoning us at the following address: Gables Residential Trust, 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339, attention: Chief Financial Officer. Our telephone number is (770) 436-4600.

GABLES TRUST AND GABLES REALTY LIMITED PARTNERSHIP

  •
  We are one of the largest owners, operators, developers and acquirors of multifamily apartment communities in the southeastern and southwestern regions of the United States. We have a strategic focus on the ownership of Class AA/A multifamily apartment communities that are situated in urban locations or master-planned communities near major employment centers in these regions.

  •
  We obtain ownership in apartment communities by developing vacant land into a new community or by acquiring an existing community that we sometimes reposition or redevelop. In selecting sites for development, redevelopment or acquisition, we focus on locations with close proximity to expanding employment centers and convenience to recreation areas, entertainment, shopping and dining. As a result, we believe that the communities we currently own and the land parcels on which we have the right to develop communities attract the type of residents we seek.

  •
  Gables Trust is a real estate investment trust organized in 1993 under the laws of the State of Maryland to continue and expand the operations of its privately owned predecessor organization. Gables Trust has elected to be taxed as a real estate investment trust for federal income tax purposes and operates principally through Gables Realty Limited Partnership, a Delaware limited partnership. Excluding Gables Realty Limited Partnership's non-convertible preferred equity, Gables Trust is currently an 80.3% economic owner of Gables Realty Limited Partnership. Gables Trust controls Gables Realty Limited Partnership through Gables GP, Inc., a Texas corporation and a wholly-owned subsidiary, which is the sole general partner of Gables Realty Limited Partnership.

  •
  Our executive offices are located at 2859 Paces Ferry Road in Atlanta, Georgia 30339, and our telephone number is (770) 436-4600.

USE OF PROCEEDS

        We are required by the terms of the partnership agreement of Gables Realty Limited Partnership to invest the net proceeds of any sale of common shares or preferred shares of Gables Trust in Gables Realty Limited Partnership in exchange for additional units of limited partnership of Gables Realty Limited Partnership or preferred units, as the case may be. We will refer to units of limited partnership of Gables Realty Limited Partnership throughout this prospectus as "units." As will be more fully described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for one or more of the following:

  •
  repayment of indebtedness;

  •
  acquisition or development of new properties;

  •
  maintenance of currently owned properties; and

  •
  general corporate purposes.

        The prospectus supplement will also include the allocation of the net proceeds from the sale of securities among the various uses listed above.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the consolidated ratios of earnings to fixed charges of Gables Trust and the predecessor to Gables Trust for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

	Years Ended December 31,				January 26- December 31,	January 1- January 25
	1998	1997	1996	1995	1994	1994(1)(2)
Ratios	1.53x	1.97x	1.83x	1.40x	1.83x	.89x

(1)
The ratio for the period January 1 through January 25, 1994 reflects a period prior to our recapitalization and initial public offering on January 26, 1994.

(2)
The earnings for this period were inadequate to cover fixed charges by $146,000.

RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred dividends of Gables Trust and the predecessor to Gables Trust for the periods shown. The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of net income (loss) before minority interest and extraordinary items, plus fixed charges and preferred dividends. Fixed charges consist of interest expense, capitalized interest, credit enhancement fees and loan cost amortization.

	Years Ended December 31,				January 26- December 31,	January 1- January 25
	1998	1997	1996	1995	1994	1994(1)(2)
Ratios	1.44x	1.86x	1.83x	1.40x	1.83x	.89x

(1)
The ratio for the period January 1 through January 25, 1994 reflects a period prior to our recapitalization and initial public offering on January 26, 1994.

(2)
The earnings for this period were inadequate to cover fixed charges by $146,000.

        We will provide you with information in the applicable prospectus supplement as to the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends of Gables Trust as of its most recent fiscal quarter.

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the material terms of the debt securities. Because Gables Trust conducts its business principally through Gables Realty Limited Partnership, Gables Realty Limited Partnership, and not Gables Trust, will issue the debt securities. Therefore, references to "we" and "us" in this section refer to Gables Realty Limited Partnership and not Gables Trust. The debt securities may be either senior debt securities or subordinated debt securities. We will provide specific terms of a series of debt securities and the extent to which these provisions apply to that series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both this prospectus and any accompanying prospectus supplement.

        The senior debt securities will be issued under an indenture, dated as of a date prior to such issuance, between us and First Union National Bank, as trustee. We will refer to any such indenture throughout this prospectus as the "senior indenture." The subordinated debt securities will be issued under a separate indenture, dated as of a date prior to such issuance, between us and the trustee. We will refer to any such indenture throughout this prospectus as the "subordinate indenture" and to a trustee under any senior or subordinate indenture as the "trustee." The trustee is one of the lenders to our revolving line of credit, and may, from time to time, enter into other commercial relationships with us. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Copies of the indentures are filed as exhibits to our registration statement and are incorporated into this prospectus by reference. The following summarizes the material provisions of the indentures but may not contain all of the information that is important to you. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures. Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

General

        The indentures:

  •
  do not limit the amount of debt securities that we may issue;

  •
  allow us to issue debt securities in one or more series;

  •
  do not require us to issue all of the debt securities of a series at the same time;

  •
  allow us to reopen series to issue additional debt securities without the consent of the debt security holders of such series; and

  •
  provide that the debt securities will be unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be our unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement.

        Each indenture provides that we may, but need not designate more than one trustee thereunder. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated herein, any action described herein to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities and whether they are senior or subordinated;

  •
  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

  •
  the price at which the debt securities will be issued expressed as a percentage of the principal;

  •
  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

  •
  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

  •
  the fixed or variable interest rate or rates of the debt securities, or the method by which the rate or rates is determined;

  •
  the date or dates, or the method for determining the date or dates, from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for interest payment dates, or the method by which we will determine those dates;

  •
  the persons to whom interest shall be payable;

  •
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the place or places where the principal, any premium and interest on the debt securities will be payable;

  •
  where the debt securities may be surrendered for conversion or registration of transfer or exchange;

  •
  where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

  •
  the times, prices and other terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities pursuant to such an obligation;

  •
  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto;

  •
  whether the principal, any premium or interest on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable and other related terms and conditions;

  •
  whether the amount of payments of principal, any premium or interest on the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  information with respect to the procedures for computerized recording if there is no physical delivery of the debt securities and instead the debt securities and any transactions thereon are evidenced by a computerized entry in the records of a depository company;

  •
  whether the debt securities will be in registered or bearer form and (1) if in registered form, the denominations, if other than $1,000 or any integral multiple, or (2) if in bearer form, the denominations and any other terms and conditions;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange their interests for other debt securities of the series;

  •
  the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described here or in the applicable indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of events such as a change of control of Gables Realty Limited Partnership, among others:

  •     the possible effects of such provisions on the market price of the securities or in deterring particular mergers, tender offers or other takeover attempts, and the intention of Gables Realty Limited Partnership to comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other applicable securities laws in connection with such provisions;

  •     whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such debt securities may be effectively subordinated; and

  •     the existence of any limitation on Gables Realty Limited Partnership's financial or legal ability to repurchase such debt securities upon the occurrence of such an event and the impact, if any, under the indenture of such a failure, including whether and under what circumstances such a failure may constitute an event of default;

  •
  the name of the applicable trustee and the nature of any material relationship with Gables Realty Limited Partnership or with any of its affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to the events of default or covenants of Gables Realty Limited Partnership, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        Except as described under "—Merger, consolidation or sale of assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, Gables Trust or any of our respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither Maryland General Corporation Law nor the governing instruments of Gables Trust and Gables Realty Limited Partnership define the term "substantially all" in connection with the sale of assets. Additionally, Maryland cases interpreting the words "substantially all" rely heavily upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. Gables Trust's declaration of trust contains restrictions on ownership and transfers of common shares and preferred shares of Gables Trust that are designed to preserve Gables Trust's status as a real estate investment trust and, therefore, may act to prevent or hinder a change of control. See "Limits on Ownership of Shares of Beneficial Interest."

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal, any premium and interest on any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal, any premium or interest on any Debt Security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the Debt Security may look only to us for payment.

Denomination, interest, registration and transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

        Subject to the limitations imposed upon debt securities issued that are evidenced by a computerized entry in the records of a depository company instead of by physical delivery, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose, and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, consolidation or sale of assets

        The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay principal, any premium and interest on all of the debt securities and (B) pursuant to the covenants and conditions contained in each indenture;

  •
  immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

Covenants

        Existence.    Except as permitted under "—Merger, consolidation or sale of assets," the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Maintenance of properties.    If we deem it to be necessary to properly and advantageously carry on our business, the indentures require us to:

  •
  cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and

  •
  cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

        However, the indentures do not prohibit us or our subsidiaries from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

        Insurance.    The indentures require us and our subsidiaries' insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service.

        Payment of taxes and other claims.    The indentures require us to pay or, discharge or cause to be paid or discharged, before they become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries' income, profits or property, and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property.

        However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is contested in good faith.

        Additional covenants.    The prospectus supplement relating thereto will set forth any additional covenants of Gables Realty Limited Partnership with respect to any series of debt securities.

Events of default, notice and waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indentures with respect to any series of debt securities issued thereunder, we mean:

  •
  default for 30 days in the payment of any installment of interest on any debt security of such series;

  •
  default for 5 days in the payment of principal or any premium on any debt security of such series at its maturity;

  •
  default for 5 days in making any sinking fund payment as required for any debt security of such series;

  •
  default in the performance or breach of any other covenant or warranty of Gables Realty Limited Partnership contained in the indenture continued for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

  •
  a default under any bond, debenture, note, mortgage, indenture or instrument:

            (1)  having an aggregate principal amount outstanding of at least $10,000,000, and

            (2)  under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if such default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after we have been given notice of such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled shall state that such notice is a "Notice of Default" under such indenture and shall be delivered by registered or certified mail. A default on indebtedness that would otherwise constitute an event of default under this paragraph but that constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an event of default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Gables Realty Limited Partnership or any significant subsidiary of Gables Realty Limited Partnership; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary" we refer to the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a minimum of a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the applicable trustee all required payments of the principal, any premium, and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the non-payment of accelerated principal or a specified portion thereof have been cured or waived.

        The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture, may waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium or interest; or

  •
  in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt securities affected thereby.

        The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal, any premium and interest on such debt securities at the respective due dates thereof.

        The indentures provide that, subject to provisions in each indenture relating to its duties in case of default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the applicable indenture,

  •
  may involve such trustee in personal liability or

  •
  may be unduly prejudicial to the holders of debt securities of such series not joining therein.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers of Gables GP, Inc., as our general partner, stating whether or not such officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the indentures

        The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under such indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected thereby:

  •
  change the stated maturity of the principal of, any installment of interest on or any premium on any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, premium, if any, or interest on any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

        Gables Realty Limited Partnership and the respective trustee thereunder may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under such indenture;

  •
  to add to the covenants of Gables Realty Limited Partnership for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of an indenture (1) to facilitate the issuance of, or to liberalize specified terms of, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

        The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such holders.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

        Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

        Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Gables Realty Limited Partnership and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

        "Senior Debt" will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

  •
  indebtedness incurred by us for money borrowed or represented by purchase-money obligations;

  •
  indebtedness incurred by us evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement;

  •
  obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire;

  •
  any binding commitment we have to fund any real estate investment or to fund any investment in any entity making such real estate investment;

        In each case, the following will not be Senior Debt:

  •
  any such indebtedness, obligation or liability referred to in the preceding clauses (1) that is outstanding and (2) if the instrument creating or evidencing such indebtedness, obligation or liability provides that the same is not superior to or ranks on an equal basis with the subordinated securities with respect to right of payment;

  •
  any such indebtedness, obligation or liability that is subordinated to indebtedness incurred by us to substantially the same extent as or to a greater extent than the subordinated securities are subordinated; and

  •
  the subordinated securities.

        No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

        If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, defeasance and covenant defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture that:

  •
  have not already been delivered to the applicable trustee for cancellation and

  •
  have become due and payable, are scheduled for redemption or will become due and payable within one year by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, any premium and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date.

        Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities, or

  •
  to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal, any premium, and interest.

        When we use the term "government obligations" we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, premium and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event" we mean the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event that (a) we effect covenant defeasance with respect to any debt securities and (b) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration. Notwithstanding the first sentence of this paragraph, events of default in (b) above shall not include the event of default described in (1) the fourth bullet point under "—Events of default, notice and waiver" with respect to specified sections of an indenture or (2) the seventh bullet point under "—Events of default, notice and waiver" with respect to any other covenant as to which there has been covenant defeasance.

        The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

No conversion rights

        The debt securities will not be convertible into or exchangeable for any shares of beneficial interest of Gables Trust or any equity interest in Gables Realty Limited Partnership.

Global securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED SHARES

        The following is a description of the material terms and provisions of our preferred shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws and to any applicable amendment to the declaration of trust designating terms of a series of preferred shares. You should note that Gables Trust, not Gables Realty Limited Partnership, will issue preferred shares. Therefore, references to "the Company," "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership.

General

        Under our declaration of trust, we have authority to issue up to 171,000,000 shares of beneficial interest, consisting of 100,000,000 common shares, par value $.01 per share, 51,000,000 excess shares of beneficial interest, par value $.01 per share, and 20,000,000 preferred shares, par value $.01 per share. A description of our cumulative redeemable preferred shares and their general terms are set forth below:

  •
  8.30% Series A Cumulative Redeemable Preferred Shares. We currently have outstanding 4,600,000 Series A shares. Dividends are cumulative from the date of original issuance and are payable quarterly at the rate of 8.30% per annum of the $25.00 liquidation preference. The Series A shares rank as to rights to dividends and in liquidation on a parity with the Series B shares and senior to the Series Z shares. We may redeem the Series A shares at any time on or after July 24, 2002 for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series A shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

  •
  8.625% Series B Cumulative Redeemable Preferred Shares. We currently have no Series B shares outstanding. However, we have reserved 2,000,000 Series B shares for issuance upon exercise by the holders of Gables Realty Limited Partnership's 2,000,000 Series B preferred units of their right to exchange Series B preferred units for the Series B shares on a one-for-one basis. Holders of the Series B preferred units may exercise their exchange right in whole but not in part (a) at any time on or after November 15, 2008, (b) at any time if full quarterly distributions are not made for six quarters, or (c) upon the occurrence of particular specified events related to the treatment of the Series B preferred units for federal income tax purposes. Distributions on the Series B preferred units are, and dividends on the Series B shares, if, and when issued, will be cumulative from the date of original issuance and are, or will be, payable quarterly at the rate of 8.625% per annum of the $25.00 liquidation preference. The Series B shares rank as to rights to dividends and in liquidation on a parity with the Series A shares and senior to the Series Z shares. We may redeem the Series B preferred units and the Series B shares at any time on or after November 15, 2003 for cash at a redemption price of $25.00 per unit or share, plus all accumulated, accrued and unpaid distributions or dividends. We may redeem the Series B preferred units before November 15, 2003 if the holders elect to exchange them for Series B shares. The Series B preferred units and the Series B shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into any other of our securities.

  •
  5.00% Series Z Cumulative Redeemable Preferred Shares. We currently have outstanding 180,000 Series Z shares. Dividends on the Series Z shares are cumulative from the date of original issuance and are payable on June 18 of each year, commencing June 18, 2008, at the rate of 5.00% per annum of the $25.00 liquidation preference. We may redeem the Series Z shares at any time for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends. The Series Z shares are subject to mandatory redemption on June 18, 2018 and are not subject to any sinking fund or convertible into any other of our securities. With respect to dividends and liquidation distributions, the Series Z shares currently rank junior to all other designated preferred shares, including the Series A shares and the Series B shares.

        We did not have any other preferred shares outstanding as of the date of this prospectus. We may issue preferred shares from time to time, in one or more series, as authorized by our Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland General Corporation Law and our declaration of trust to fix for each series, subject to the provisions of our declaration of trust regarding excess shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. When issued, the preferred shares will be fully paid and nonassessable and will have no preemptive rights. The Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then market price of such common shares.

Terms

        You should refer to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

  •
  their title and stated value;

  •
  the number of preferred shares offered, the liquidation preference per share and the offering price;

  •
  the applicable dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof;

  •
  the date from which dividends on such preferred shares shall accumulate, if applicable;

  •
  any procedures for auction and remarketing;

  •
  any provision for a sinking fund;

  •
  any applicable provision for redemption;

  •
  any securities exchange listing;

  •
  the terms and conditions of convertibility into common shares, including the conversion price or rate or manner of calculation thereof;

  •
  any other specific terms, preferences, rights, limitations or restrictions;

  •
  a discussion of applicable federal income tax considerations;

  •
  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust.

Rank

        Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon a liquidation, dissolution or winding up our affairs, rank:

  •
  senior to all classes or series of our common shares, and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up our affairs;

  •
  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of the preferred shares of each series will be entitled to receive cash dividends when, as and if declared by our Board of Trustees. We will pay dividends out of assets that are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our share transfer books on such record dates as fixed by our Board of Trustees.

        Dividends on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of that series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

        If preferred shares of any series are outstanding, we will not declare, pay or set aside funds to pay dividends on any of our shares of beneficial interest of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless,

  •
  if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares of such series for all past dividend periods and the then current dividend period; or

  •
  if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.

        We must declare all dividends pro rata on all series of preferred shares that rank on a parity with the series of preferred shares upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred shares in full. We must declare dividends pro rata to ensure that the amount of dividends declared per preferred share bear in all cases the same ratio that accrued dividends per preferred share bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred shares that do not have cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any payments that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if such series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

  •
  if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period;

we will not: (1) declare, pay or set aside funds to pay dividends; (2) declare or make any other distribution upon the common shares or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation; (3) redeem, purchase or otherwise acquire for any consideration any common shares, or any other of our shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to dividends; nor (4) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other of our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

        Any dividend payment we make on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of shares that will be redeemed in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of our shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares will automatically and mandatorily convert into the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, we will not redeem any preferred shares of a series unless,

  •
  if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares for the past and current dividend periods; or

  •
  if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares for the current dividend period.

        However, in no case will we redeem any preferred shares of a series unless we redeem all outstanding preferred shares of such series simultaneously.

        In addition, we will not acquire any preferred shares of a series unless,

  •
  if that series of preferred shares has a cumulative dividend, we have declared and paid contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of the preferred shares for all past dividend periods and the then current dividend period; or

  •
  if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred shares of that series (1) to preserve our status as a real estate investment trust, (2) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or (3) by conversion into or exchange for our shares of beneficial interest ranking junior to the preferred shares of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

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  the number of shares and series to be redeemed;

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  the redemption price;

  •
  the place or places where certificates are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

  •
  the date upon which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common shares or any other class or series of our shares of beneficial interest ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred shares will be entitled to receive, out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After full payment of their liquidating distributions, holders will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our shares of beneficial interest ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of shares of beneficial interest ranking junior to the preferred shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting rights

        Holders of preferred shares will have no voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for any series of preferred shares, so long as any preferred shares of a series remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred shares of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class,

  •
  authorize, or create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to such series of preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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  amend, alter or repeal the provisions of our declaration of trust or the amendment to our declaration of trust designating the terms for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred shares remain outstanding with the terms thereof materially unchanged, the occurrence of any of the events described shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred shares, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred shares or the creation or issuance of any other series of preferred shares, or (2) authorized shares of such series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred shares and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion rights

        The terms and conditions upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the holders' option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Restrictions on ownership

        For us to qualify as a real estate investment trust under the Internal Revenue Code, a maximum of 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred shares. Therefore, the amendment to our declaration of trust designating each series of preferred shares may contain provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares. See "Limits on Ownership of Shares of Beneficial Interest."

Transfer agent

        The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES

        The following is a description of the material terms and provisions of our common shares. It may not contain all the information that is important to you. You can access complete information by referring to our declaration of trust and bylaws. You should note that Gables Trust, not Gables Realty Limited Partnership, will issue common shares. Therefore, references to "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership.

General

        Under our declaration of trust, we have authority to issue 100,000,000 common shares, par value $.01 per share. As of December 31, 1998, 26,301,923 common shares were issued and outstanding. In addition, as of December 31, 1998, 6,448,391 units which are exchangeable for common shares on a one-for-one basis were outstanding. All common shares, when issued, will be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding common shares will have been paid at the time of issuance and that any holder of our common shares will not later be required to pay us any additional money for such common shares.

Dividends

        Subject to the preferential rights of any other shares of beneficial interest or the provisions of our declaration of trust regarding excess shares, holders of common shares may receive distributions out of assets that we can legally use to pay distributions, when and if, they are authorized and declared by our Board of Trustees. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common shares receives dividends in the same proportion as holders of the preferred shares out of assets that we can legally use to pay distributions.

Voting rights

        Subject to the provisions of our declaration of trust regarding excess shares, holders of common shares will have the exclusive power to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law or as provided with respect to any other shares of beneficial interest. Holders of common shares are entitled to one vote per share. There is no cumulative voting in the election of our trustees, which means that at any meeting of our shareholders, the holders of a majority of the outstanding common shares can cast all of their votes for each trustee to be elected at such meeting, elect all of the trustees then standing for election and the votes held by the holders of the remaining common shares will not be sufficient to elect any trustee.

Other rights

        Subject to the provisions of our declaration of trust regarding excess shares, all common shares have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Maryland law.

        Holders of common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Our declaration of trust prohibits us from merging or selling all or substantially all of our assets without the approval of a majority of the outstanding shares that are entitled to vote on such matters. In addition, Gables Realty Limited Partnership's partnership agreement requires that such actions also be approved by partners holding 75% of the units of Gables Realty Limited Partnership.

Restrictions on ownership

        For us to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic exchange of shares in excess of this ownership restriction to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Shares of Beneficial Interest" on page 35.

Transfer agent

        The transfer agent and registrar for the common shares is BankBoston, N.A., Boston, Massachusetts.

DESCRIPTION OF WARRANTS

        We have no warrants or other share purchase rights outstanding other than options issued under our Third Amended and Restated 1994 Share Option and Incentive Plan, as amended. We may issue warrants for the purchase of preferred shares or common shares. You should note that Gables Trust, not Gables Realty Limited Partnership will issue warrants. Therefore, references to "we" and "us" in this section refer to Gables Trust and not Gables Realty Limited Partnership. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our shareholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable:

  •
  the title of such warrants;

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  the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

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  the price or prices at which we will issue the warrants;

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  the designation, number and terms of the preferred shares or common shares that can be purchased upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

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  the date, if any, on and after which the warrants and the related preferred shares or common shares, if any, will be separately transferable;

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  the price at which each preferred share or common share that can be purchased upon exercise of such warrants may be purchased;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to the procedures of computerized recording, in the event that there is no physical delivery of the warrants and instead the warrants and any transactions thereon are evidenced by a computerized entry in the records of a depository company;

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  a discussion of applicable federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

LIMITS ON OWNERSHIP OF SHARES OF BENEFICIAL INTEREST

Ownership limit

        For us to qualify as a real estate investment trust under the Internal Revenue Code among other things, no more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year other than the first year. In addition, such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months other than the first year or during a proportionate part of a shorter taxable year. In order to protect us against the risk of losing our status as a real estate investment trust due to a concentration of ownership among our shareholders, our declaration of trust provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our shares of beneficial interest. Notwithstanding the preceding sentence, the trustees at their option and in their discretion may approve ownership greater than 9.8% by selected persons. The Board of Trustees does not expect that it would waive the 9.8% ownership limit in the absence of the ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it that the changes in ownership will not, then or in the future, jeopardize our status as a real estate investment trust. Any transfer of shares of beneficial interest including warrants or any security convertible into shares of beneficial interest shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of beneficial interest in excess of the 9.8% ownership limit, (2) would result in our disqualification as a real estate investment trust, including any transfer that results in the shares of beneficial interest being owned by fewer than 100 persons or (3) results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. The intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust. In addition, the foregoing restrictions do not apply with respect to an offeror that makes an all cash tender offer that has been accepted by at least two-thirds of our outstanding shares.

Shares owned in excess of ownership limit

        Shares of beneficial interest owned, or deemed to be owned, or transferred to a shareholder in excess of the 9.8% ownership limit will automatically be exchanged for excess shares that will be transferred, by operation of law, to us as trustee of a trust. The trust will be for the exclusive benefit of the transferees to whom such shares of beneficial interest may be ultimately transferred without violating the 9.8% ownership limit. While the excess shares are held in trust:

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  they will not be entitled to vote;

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  they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote; and

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  except upon liquidation, they will not be entitled to participate in dividends or other distributions.

        If we pay to a proposed transferee any dividend or distribution of excess shares before we discover that shares of beneficial interest have been transferred in violation of the provisions of our declaration of trust, the proposed transferee must repay such excess shares to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares of beneficial interest. At any time the excess shares are held in trust by us, the original transferee-shareholder may transfer the interest in the trust representing the excess shares to any individual provided (1) such individual's ownership of the shares of beneficial interest that were exchanged into the excess shares would be permitted under the 9.8% ownership limit and (2) such individual pays a price that is less than or equal to the price paid by the original transferee-shareholder for the shares of beneficial interest that were exchanged for excess shares. If the transfer is permitted, then immediately upon the transfer to the permitted transferee, the excess shares will be automatically exchanged for shares of beneficial interest of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then at our option, we may deem the intended transferee of any excess shares (a) to have acted as an agent on our behalf in acquiring the excess shares and (b) to hold the excess shares on our behalf.

Right to purchase excess shares

        In addition to the foregoing transfer restrictions, for a period of 90 days during the time any excess shares are held by us in trust, we have the right to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of (1) the price paid for the shares of beneficial interest by the original transferee-shareholder or (2) the market price of the shares of beneficial interest on the date we exercise our option to purchase. The market price will be determined in the manner set forth in our declaration of trust. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no such notice is given, the date on which the Board of Trustees determines that a violative transfer has been made.

        Every owner of more than 5% of the issued and outstanding common shares must file a written notice with us containing the information specified in our declaration of trust no later than January 30 of each year. Owners of 5% or less of the issued and outstanding common shares may be required by the Internal Revenue Code or regulations thereunder to file such notice. Upon demand by us, each shareholder will be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems necessary to comply with the provisions of the Internal Revenue Code applicable to real estate investment trusts, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        This ownership limitation may have the effect of preventing someone from acquiring control of Gables Trust unless the Board of Trustees determines that it is no longer in our best interest to maintain our real estate investment trust status.

IMPORTANT PROVISIONS OF MARYLAND LAW AND
OUR DECLARATION OF TRUST AND BYLAWS

        The following is a summary of important provisions of Maryland law and our declaration of trust and bylaws which affect us and you as a holder of securities. The description below is intended only as a summary and is qualified in its entirety by reference to Maryland General Corporation Law and our declaration of trust and bylaws.

Maryland business combination statute

        Maryland law establishes special requirements with respect to business combinations between Maryland corporations and interested shareholders unless exemptions are applicable. Among other things, for a period of five years, the law prohibits a merger and other specified or similar transactions between a company and an interested shareholder, and after the end of the five-year period, the law requires a supermajority vote for such transactions.

        When we refer to "interested shareholders," we mean all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of the Maryland corporation. When we refer to "business combinations," we mean any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder. Thereafter, the transaction may not be consummated unless recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by all holders of outstanding voting shares other than the interested shareholder. A business combination with an interested shareholder that is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting shares and 66 2/3% of the votes entitled to be cast by holders of outstanding voting shares who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote.

Maryland control share acquisition statute

        Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror or by officers of trustees who are employees of the trust. When we refer to "control shares," we mean voting shares of beneficial interest that, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority or (c) a majority of all voting power. Control shares do not include shares of beneficial interest that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. When we refer to "control share acquisition," we mean the acquisition of control shares, subject to applicable exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider voting rights for the shares, upon satisfaction of relevant conditions, including an undertaking to pay expenses. If no request for a meeting is made, the trust may itself present the question at any meeting of shareholders.

        If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute with respect to the control shares, then, subject to applicable conditions and limitations, the trust may redeem any or all of the control shares. The redemption price will be fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares of beneficial interest as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        The business combination statute and the control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Limitation of shareholder's liability

        Under Maryland law, shareholders generally are not responsible for the corporation's debts or obligations, and our declaration of trust specifically provides that no shareholder of ours will be personally liable for any of our obligations. Our bylaws further provide that we will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder. In addition, we will reimburse each shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. However, with respect to (1) tort claims, (2) contractual claims where shareholder liability is not so negated, (3) claims for taxes and (4) particular statutory liability, the shareholder may, in some jurisdictions, including Texas, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we will carry public liability insurance that we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

Limitation of trustees' and officers' liability

        Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that none of its trustees or officers shall be liable to it or to any shareholder for money damages except to the extent that:

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  the trustee or officer actually received an improper benefit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

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  a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in a proceeding that the trustee's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Our declaration of trust has incorporated the provisions of such law limiting the liability of trustees and officers. Gables GP, Inc.'s articles of incorporation contain similar provisions that are consistent with Texas law.

        Our bylaws require us to indemnify, to the full extent of Maryland law, any present or former trustee or officer and such person's spouse and children who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that we have received a written affirmation by the person to be indemnified that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws. Our bylaws provide that we shall not be required to indemnify such person if:

  •
  it is established that (a) such person's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, such person had reasonable cause to believe that the Indemnitee's act or omission was unlawful;

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  the proceeding was initiated by such person;

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  such person received payment for such expenses pursuant to insurance or otherwise; or

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  the proceeding arises under Section 16 of the Securities Exchange Act.

        Pursuant to our bylaws, the person to be indemnified is required to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our bylaws also permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the person to be indemnified may be entitled. Gables GP, Inc.'s bylaws contain similar provisions that are consistent with Texas law.

Indemnification agreements

        We have entered into indemnification agreements with each of our trustees and officers. The indemnification agreements require, among other things, that we indemnify our trustees and officers to the fullest extent permitted by law and advance to our trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by our trustees and officers seeking to enforce their rights under the indemnification agreements and cover our trustees and officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our declaration of trust and our bylaws, the indemnification agreement provides greater assurance to our trustees and officers that indemnification will be available. As a contract, our Board of Trustees and/or our shareholders cannot unilaterally modify the indemnification agreement in the future to eliminate the rights it provides.

FEDERAL INCOME TAX CONSIDERATIONS AND
CONSEQUENCES OF YOUR INVESTMENT

        The following is a general summary of the material federal income tax considerations and consequences associated with an investment in the securities. The following discussion is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects or consequences that might be relevant to a particular prospective securityholder in light of his/her personal circumstances; nor does it deal with particular types of securityholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of real estate investment trusts are highly technical and complex, and this summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law and on representations from us concerning our compliance with the requirements for qualification as a real estate investment trust.

        We urge you, as a prospective investor, to consult your own tax advisor with respect to the specific federal, state, local, foreign and other tax consequences to you of the purchase, holding and sale of our securities.

Federal income taxation

        In the opinion of our tax counsel, Goodwin, Procter & Hoar LLP, commencing with our first taxable year ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code, and our method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our business, properties and operations. We may not, however, have met or continue to meet such requirements. Qualification as a real estate investment trust depends upon us having met and continuing to meet the various requirements imposed under the Internal Revenue Code through actual operating results, as discussed below. In rendering its opinion to Gables, Goodwin, Procter & Hoar LLP has relied on our representations regarding our operations and has not and will not review these operating results. No assurance can be given that actual operating results have met or will continue to meet these requirements.

        If we have qualified and continue to qualify for taxation as a real estate investment trust, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to shareholders. The real estate investment trust provisions of the Internal Revenue Code generally allow a real estate investment trust to deduct dividends paid to its shareholders. This deduction for dividends paid to shareholders substantially eliminates the federal double taxation of investment earnings that C corporations would be required to pay. When we use the term "double taxation," we refer to taxation of corporate income at two levels, taxation at the corporate level when the corporation must pay tax on the income it has earned and taxation again at the shareholder level when the shareholder pays taxes on the distributions receives the corporation's income in the way of dividends. Additionally, a real estate investment trust may elect to retain and pay taxes on a designated amount of its net long-term capital gains, in which case the shareholders of the real estate investment trust will include their proportionate share of the undistributed long-term capital gains in income and receive a credit or refund for their share of the tax paid by the real estate investment trust.

        Even if we qualify for taxation as a real estate investment trust, we will continue to be subject to federal income tax, as follows:

  •
  First, we will be taxed at regular corporate rates on our undistributed real estate investment trust taxable income, including undistributed net capital gains.

  •
  Second, we may be subject to the alternative minimum tax.

  •
  Third, if we have net income from the sale or other disposition of foreclosure property that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Foreclosure property is, in general, any real property and any personal property incident to such real property acquired through foreclosure or deed in lieu of foreclosure.

  •
  Fourth, if we have net income from prohibited transactions, such income will be subject to a 100% tax. Prohibited transactions are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business.

  •
  Fifth, if we should fail to satisfy either the 75% or 95% gross income test but have nonetheless maintained our qualification as a real estate investment trust because other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

  •
  Sixth, if we fail to distribute during each year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

  •
  Seventh, if we should acquire any asset from a C corporation in a carryover-basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period. A C corporation is a corporation generally subject to full corporate-level tax.

Requirements for qualification

        We elected to be taxable as a real estate investment trust for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

        Organizational requirements.    The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association that meets the following conditions:

(1)
is managed by one or more trustees or directors,

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,

(3)
would be taxable as a domestic corporation but for the real estate investment trust requirements,

(4)
is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code,

(5)
the beneficial ownership of which is held by 100 or more persons, and

(6)
during the last half of each taxable year, five or fewer individuals do not own, directly or indirectly, more than 50% in value of the outstanding stock, taking into account the applicable attribution rules.

        In addition, other tests, described below, regarding the nature of income and assets of the real estate investment trust also must be satisfied. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

        Our declaration of trust currently includes restrictions regarding transfers of common shares and preferred shares, which restrictions are intended, among other things, to assist us in continuing to satisfy conditions (5) and (6). In rendering its opinion that we are organized and operated in a manner that has allowed us to qualify as a real estate investment trust, Goodwin, Procter & Hoar LLP is relying on our representations that the ownership of our common shares and preferred shares will satisfy conditions (5) and (6). There can be no assurance, however, that the restrictions in our declaration of trust will, as a matter of law, preclude us from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause us to fail these conditions.

        In addition, a corporation may not elect to become a real estate investment trust unless its taxable year is the calendar year. We have a calendar year taxable year.

        If a real estate investment trust owns a qualified real estate investment trust subsidiary, the Internal Revenue Code provides that the qualified real estate investment trust subsidiary is disregarded for federal income tax purposes. Thus, all assets, liabilities and items of income, deduction and credit of the qualified real estate investment trust subsidiary are treated as assets, liabilities and such items of the real estate investment trust itself. When we use the term "qualified real estate investment trust subsidiary," we mean a corporation in which all of its shares of beneficial interest are held by the real estate investment trust. Gables GP, Inc., the general partner of Gables Realty Limited Partnership, and other entities organized to serve as the general partner of special purpose limited partnerships are qualified real estate investment trust subsidiaries. Thus, all of the assets, liabilities and items of income, deduction and credit of Gables GP, Inc. and the other qualified real estate investment trust subsidiaries will be treated as our assets and liabilities and our items of income, deduction and credit. Unless the context requires otherwise, all references to "we," "us" and "our Company" in this "Federal Income Tax Considerations and Consequences of Your Investment" section, refer to Gables Trust and its qualified real estate investment trust subsidiaries.

        In the case of a real estate investment trust that is a partner in a partnership, regulations issued by the United States Treasury Department provide that the real estate investment trust will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. A real estate investment trust's proportional share of the assets of the partnership will be determined based on the real estate investment trust's capital interest in the partnership. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the real estate investment trust for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of Gables Realty Limited Partnership and any other entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described herein. The assets, liabilities and items of income of Gables Realty Limited Partnership include Gables Realty Limited Partnership's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        Income tests.    To maintain qualification as a real estate investment trust, two gross income requirements must be satisfied annually.

  •
  First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments.

  •
  Second, at least 95% of our gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. For purposes of this test, gross income excludes gross income from prohibited transactions.

    Additionally, with respect to each of our tax years beginning on or before January 1, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain from the sale or other disposition of real property held for less than four years apart from involuntary conversions and sales of foreclosure property must have represented less than 30% of our gross income including gross income from prohibited transactions for each such taxable year.

    Rents received or deemed to be received by us will qualify as rents from real property in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met.

  •
  Rents received generally must not be based in whole or in part on the income or profits derived from any person.

  •
  Rents received must not be from a related party tenant. A tenant is a related party tenant if the real estate investment trust, directly or indirectly, actually or constructively owns 10% or more of such tenant.

  •
  Rents attributable to personal property that is leased in connection with a lease of real property must not be greater than 15% of total rent received under the lease. If so, the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  The real estate investment trust generally must not operate or manage the property or furnish or render services to tenants. However, the real estate investment trust may:

  •     provide services that are usually or customarily rendered in connection with the rental of a room or other space for occupancy only and are not otherwise considered rendered to the occupant;

  •     provide or furnish non-customary services through an independent contractor if the independent contractor is adequately compensated and the real estate investment trust derives no income from the independent contractor; and

  •     for taxable years beginning after August 5, 1997, provide non-customary services with respect to its properties if the income from the provision of such services with respect to any particular property does not exceed 1% of all amounts received by the real estate investment trust from such property.

        We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

        We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, for tax years beginning after August 5, 1997, income from the provision of other kinds of services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that we believe may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors, which do not include the management companies owned by Gables Realty Limited Partnership.

        Generally the management companies owned by Gables Realty Limited Partnership receive fees in consideration of the performance of property management services with respect to properties owned by third parties. Any such fee income is taxable to the management company that provided the services. Gables Realty Limited Partnership may have received and may continue to receive fees in consideration of the performance of property management services with respect to properties not owned entirely by Gables Realty Limited Partnership. A portion of such fees corresponding to that portion of a property owned by a third party will not qualify under the 75% or 95% gross income tests.

        Gables Realty Limited Partnership also has received and may continue to receive other types of income with respect to the properties it owns that will not qualify for the 75% or 95% gross income tests, including rent with respect to some of the apartment units leased to particular management companies owned by Gables Realty Limited Partnership, which constitutes nonqualifying rent from related party tenants. In addition, interest payments on some of the notes of the management companies held by Gables Realty Limited Partnership and dividends on Gables Realty Limited Partnership's stock in the management companies will not qualify under the 75% gross income test. We believe, however, that the aggregate amount of such fees and other nonqualifying income in any taxable year will not cause us to exceed the limits on nonqualifying income under the real estate investment trust gross income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income test for any taxable year, we may nevertheless qualify as a real estate investment trust for that year if we are eligible for relief under the Internal Revenue Code. These relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of the sources of our income to our federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Federal Income Tax Considerations and Consequences of Your Investment-Federal income taxation," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if we failed the 30% gross income test in a taxable year beginning on or before January 1, 1997, and any such failure to qualify would have caused us to fail to qualify as a real estate investment trust. See the discussion below on the consequences of failing to qualify as a real estate investment trust in "Federal Income Tax Considerations and Consequences of Your Investment-Failure to qualify."

        Asset tests.    At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

  •
  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

  •
  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities.

        Gables Realty Limited Partnership owns 100% of the nonvoting stock and 1% of the voting stock of particular property management companies. The management companies owned by Gables Realty Limited Partnership do not qualify as qualified real estate investment trust subsidiaries. By virtue of our ownership of units of beneficial interest in Gables Realty Limited Partnership, we will be considered to own our pro rata share of the stock of the management companies. Neither we nor Gables Realty Limited Partnership, however, owns more than 1% of the voting securities of any management company owned by Gables Realty Limited Partnership. In addition, we and our senior management do not believe that our pro rata share of the value of the securities of any of the management companies owned by Gables Realty Limited Partnership exceeds 5% of the total value of our assets. Our belief is based in part upon our analysis of the estimated value of the securities of the management companies owned by Gables Realty Limited Partnership relative to the estimated value of the other assets owned by Gables Realty Limited Partnership. We have not obtained any independent appraisals to support this conclusion. There can be no assurance that the Internal Revenue Service might not contend that the value of such securities of a management company owned by Gables Realty Limited Partnership held by our Company through Gables Realty Limited Partnership exceeds the 5% value limitation.

        The 5% test referred to above generally must be met for any quarter in which we acquire securities of an issuer. Thus, the 5% value requirement must be satisfied not only on the date we acquire equity and debt securities of the management companies owned by Gables Realty Limited Partnership, but also each time we increase our ownership of such securities of the management companies, including as a result of increasing our interest in Gables Realty Limited Partnership as limited partners exercise their redemption rights. Although we plan to take steps to ensure that we satisfy the 5% value test for any quarter with respect to which retesting occurs, such steps may not always be successful or may require a reduction in our overall interest in a management company owned by Gables Realty Limited Partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain and believe that we have maintained adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Annual distribution requirements.    In order to be taxed as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to

  (a)
  the sum of (1) 95% of our real estate investment trust taxable income, which is computed without regard to the dividends-paid deduction and our capital gain, and (2) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

  (b)
  the sum of particular items of noncash income.

        Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration. Capital gain dividends are not included in the calculation to determine whether we satisfy the above-described distribution requirement. In general, a capital gain dividend is a dividend attributable to net capital gain recognized by us and properly designated as such.

        Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or real estate investment trust taxable income as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of

  (a)
  85% of our ordinary income for that year,

  (b)
  95% of our capital gain net income for that year, and

  (c)
  any undistributed taxable income from prior periods,

        we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. In addition, during our recognition period, if we dispose of any asset subject to the rules regarding built-in gain, pursuant to guidance issued by the Internal Revenue Service, we will be required to distribute at least 95% of any after tax built-in gain recognized on the disposition of the asset. As stated above, the term "built-in-gain" refers to the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, Gables Realty Limited Partnership's partnership agreement authorizes Gables GP, Inc., as general partner, to take such steps as may be necessary to cause Gables Realty Limited Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

        It is expected that our real estate investment trust taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing real estate investment trust taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 95% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends.

We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        Earnings and profits.    The existence of undistributed earnings and profits of a non-real estate investment trust predecessor corporation at the close of the taxable year generally will preclude a successor corporation from qualifying to be taxed as a real estate investment trust. In connection with our initial public offering, we acquired the assets of Wood Properties, Inc. We believe that as of the time of our acquisition of the assets of Wood Properties, Wood Properties had no earnings and profits for federal income tax purposes. Our belief is based upon a review of Wood Properties' tax returns, as well as a review of the minute books of Wood Properties for such periods. Nothing came to our attention during the course of such reviews that would cause us to believe that Wood Properties had undistributed C corporation earnings and profits. If, as a result of an examination of Wood Properties' returns by the Internal Revenue Service, the Internal Revenue Service determines that Wood Properties had undistributed earnings and profits at the time of our acquisition of its assets, we believe that distributions to shareholders in 1994 in excess of current earnings and profits likely would have been sufficient to distribute any such accumulated earnings and profits that carried over from Wood Properties. In the event that 1994 distributions were insufficient to distribute any such earnings and profits, and we were unable to utilize the deficiency dividend procedures in the United States Treasury Department regulations, we would fail to qualify as a real estate investment trust.

Failure to qualify

        If we fail to qualify for taxation as a real estate investment trust in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to shareholders will be dividends, taxable as ordinary income, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of United States shareholders and potential tax consequences of their investment in the securities

        When we refer to a United States shareholder, we mean a holder of common shares or preferred shares that is for federal income tax purposes

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or

  •
  a partnership, trust or estate treated as a domestic partnership, trust or estate.

        For any taxable year for which we qualify for taxation as a real estate investment trust, amounts distributed to taxable United States Shareholders will be taxed as follows.

        Distributions generally.    Distributions other than capital gain dividends to United States shareholders will be taxable as dividends to the extent of our current or accumulated earnings and profits as determined for federal income tax purposes. For purposes of determining whether distributions are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any of our outstanding preferred shares and then to our common shares. Such dividends will be taxable to the holders as ordinary income and will not be eligible for the dividends-received deduction for corporations. To the extent that we make a distribution to a United States shareholder in excess of current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital with respect to the shares, reducing the United States shareholder's tax basis in the shares, and the distribution in excess of a United States shareholder's tax basis in the shares will be taxable as gain realized from the sale of the shares. Dividends declared by our Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year. United States shareholders may not include on their own federal income tax returns any of our tax losses.

        The Internal Revenue Service will deem us to have sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in "Federal Income Tax Considerations and Consequences of Your Investment—Federal income taxation" above. Moreover, any deficiency dividend will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat particular distributions that would otherwise result in a tax-free return of capital as taxable dividends.

        Capital gain dividends.    Dividends to United States shareholders that are properly designated by us as capital gain dividends will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gains, for the taxable year without regard to the period for which the shareholder has held his stock. However, corporate shareholders may be required to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends- received deduction for corporations.

        Retained capital gains. A real estate investment trust may elect to retain, rather than distribute, its net long-term capital gains received during the year. To the extent designated by the real estate investment trust in a notice to its shareholders, the real estate investment trust will pay the income tax on such gains, and the real estate investment trust shareholders must include their proportionate share of the undistributed long-term capital gains so designated in income. Each real estate investment trust shareholder will be deemed to have paid its share of the tax paid by the real estate investment trust, which will be credited or refunded to the shareholder. The basis of each shareholder's real estate investment trust shares will be increased by its proportionate amount of the undistributed long-term capital gains, net of the tax paid by the real estate investment trust, included in such shareholder's long-term capital gains.

        Passive activity loss and investment interest limitations.    Distributions, including deemed distributions of undistributed long-term capital gains, from our Company and gain from the disposition of the securities will not be treated as passive activity income, and therefore shareholders may not be able to apply any passive losses against such income. Dividends from our Company, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deductibility of investment interest. However, net capital gain from the disposition of the securities or capital gain dividends, including deemed distributions of undistributed long-term capital gains, generally will be excluded from investment income.

        Sale of the securities.    Upon the sale or exchange of the securities, the holder will generally recognize gain or loss equal to the difference between the amount realized on such sale and the tax basis of such securities. Assuming such securities are held as a capital asset, such gain or loss will be a long-term capital gain or loss if the securities have been held for more than one year. However, any loss recognized by a holder on the sale of common shares or preferred shares held for not more than six months and with respect to which capital gains were required to be included in such holder's income will be treated as a long-term capital loss to the extent of the amount of such capital gains so included.

        Treatment of tax-exempt security holders.    Distributions, including deemed distributions of undistributed long-term capital gains, from our Company to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute unrelated business taxable income unless the shareholder has borrowed to acquire or carry its common shares or preferred shares. However, qualified trusts that hold more than 10% by value of the shares of particular real estate investment trusts may be required to treat a specified percentage of these distributions, including deemed distributions of undistributed long-term capital gains, as unrelated business taxable income. The percentage of any real estate investment trust dividend, including deemed distributions of undistributed long-term capital gains, treated as unrelated business taxable income is equal to the ratio of (1) the unrelated business taxable income earned by the real estate investment trust and treating the real estate investment trust as if it were a qualified trust and therefore subject to tax on unrelated business taxable income to (2) the total gross income, less particular associated expenses, of the real estate investment trust. An exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Internal Revenue Code and exempt from tax under section 501(a) of the Internal Revenue Code.

        The requirement that a percentage of dividends be treated as unrelated business taxable income will apply only if (a) the real estate investment trust would not qualify as such for federal income tax purposes but for the application of an exception to the five or fewer requirement applicable to shares held by qualified trusts that looks through to the actual participants in the qualified trust to determine the number of owners and (b) the real estate investment trust is predominantly held by qualified trusts. A real estate investment trust is predominantly held by qualified trusts if either (a) a single qualified trust holds more than 25% by value of the real estate investment trust interests or (b) one or more qualified trusts, each owning more than 10% by value of the real estate investment trust interests, hold in the aggregate more than 50% of the real estate investment trust interests.

        Distributions by Gables Realty Limited Partnership to a tax-exempt holder of debt securities will generally not constitute unrelated business taxable income unless the acquisition of such debt securities is debt financed within the meaning of section 514(c) of the Internal Revenue Code.

Taxation of holders of debt securities and potential tax consequences of their investment in the debt securities

        Stated interest and market discount.    Holders of debt securities will be required to include stated interest on the debt securities in gross income for federal income tax purposes in accordance with their methods of accounting for tax purposes. Purchasers of debt securities should be aware that the holding and disposition of debt securities may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Securities and Exchange Commission or the Internal Revenue Service. If a holder of a debt security elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such debt security and the deferral of interest deductions on indebtedness related to such debt security would not apply.

        Amortizable bond premium.    Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related security for federal income tax purposes. Each prospective purchaser is urged to consult his tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

        Disposition.    In general, a holder of a debt security will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of the debt security. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) the holder's tax basis in the debt security as increased by any market discount previously included in income by the holder and decreased by any amortizable bond premium deducted over the term of the debt security. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the debt security was a capital asset in the hands of the holder and had been held for more than one year.

Backup withholding on securities

        Under the backup withholding rules, a domestic holder of securities may be subject to backup withholding at the rate of 31% with respect to interest or dividends paid on, and gross proceeds from the sale of, the securities unless such holder (a) is a corporation or comes within other specific exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of securities who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the holder's income tax liability.

        We will report to holders of securities and the Internal Revenue Service the amount of any interest or dividends paid and any amount withheld with respect to the securities during the calendar year.

Other tax considerations

        Effect of tax status of Gables Realty Limited Partnership on real estate investment trust qualification. Substantially all of our investments are through Gables Realty Limited Partnership. Gables Realty Limited Partnership may involve special tax considerations. Such considerations include

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  the allocations of income and expense items of Gables Realty Limited Partnership, which could affect the computation of our taxable income,

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  the status of Gables Realty Limited Partnership as a partnership as opposed to an association taxable as a corporation for income tax purposes, and

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  the taking of actions by Gables Realty Limited Partnership that could adversely affect our qualifications as a real estate investment trust.

        In addition, Gables Realty Limited Partnership owns properties through subsidiary partnerships. These partnerships have been structured in a manner that is intended to qualify them for taxation as partnerships for federal income tax purposes. If Gables Realty Limited Partnership or any other partnership in which Gables Realty Limited Partnership has an interest were treated as an association taxable as a corporation, we would fail to qualify as a real estate investment trust for a number of reasons.

        Tax allocations with respect to the properties.    When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. We will refer to this allocation as the "book-tax difference." Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        Gables Realty Limited Partnership was formed by way of contributions of appreciated property, including some of the multifamily apartment communities or interests therein. Consequently, Gables Realty Limited Partnership's partnership agreement requires tax allocations to be made in a manner consistent with section 704(c) of the Internal Revenue Code. The Treasury regulations under section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences for property contributed on or after December 21, 1993, including the retention of the traditional method that was available under prior law or the election of particular alternative methods. Gables Realty Limited Partnership has elected the traditional method of section 704(c) allocations. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the multifamily apartment communities in the hands of Gables Realty Limited Partnership could cause us (a) to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our communities were to have a tax basis equal to their fair market value at the time of the contribution and (b) to be allocated taxable gain in the event of a sale of such contributed interests in our communities in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in Gables Realty Limited Partnership. These allocations possibly could cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with real estate investment trust distribution requirements. However, we do not anticipate that this adverse effect will occur.

        Interests in the multifamily apartment communities purchased by Gables Realty Limited Partnership, other than in exchange for interests in Gables Realty Limited Partnership, simultaneously with or subsequent to our admission to Gables Realty Limited Partnership acquired an initial tax basis equal to their fair market value. Thus, section 704(c) of the Internal Revenue Code will not apply to such interests.

        Management companies. A portion of the amounts to be used to fund distributions to shareholders is expected to come from the management companies owned by Gables Realty Limited Partnership, through dividends on stock of these management companies held by Gables Realty Limited Partnership and interest on the debt securities of these companies held by Gables Realty Limited Partnership. In general, the management companies owned by Gables Realty Limited Partnership conduct activities, such as property management for third parties, that generate nonqualifying income for purposes of the real estate investment trust income tests described above. The management companies will not qualify as real estate investment trusts and will pay federal, state and local income taxes on their taxable incomes at normal corporate rates. We anticipate that, initially, deductions for interest and amortization will largely offset the otherwise taxable income of the management companies owned by Gables Realty Limited Partnership, but there can be no assurance that this will be the case or that the Internal Revenue Service will not challenge such deductions. Moreover, such deductions may not be available for any additional management companies owned by Gables Realty Limited Partnership, if any, established by us. Any federal, state or local income taxes that the management companies owned by Gables Realty Limited Partnership are required to pay will reduce the cash available for distribution by us to our shareholders.

        As described above, the value of the equity and debt securities of a management company held by us cannot exceed 5% of the value of our assets at a time when a holder of units in Gables Realty Limited Partnership exercises his redemption right or we otherwise are considered to acquire additional securities of a management company owned by Gables Realty Limited Partnership. See "Federal Income Tax Considerations and Considerations of Your Investment-Requirements for qualification." This limitation may restrict the ability of a management company owned by Gables Realty Limited Partnership to increase the size of its respective business unless the value of our assets is increasing at a commensurate rate.

Special tax considerations of non-United States shareholders and potential tax consequences of their investment in the securities

        The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. If you are a prospective non-United States shareholder, you should consult with your own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment by you in the securities, including any reporting requirements.

        Distributions not attributable to gain from the sale or exchange of a United States real property interest. Distributions to non-United States shareholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares or preferred shares is treated as effectively connected with the non-United States shareholder's conduct of a United States trade or business, the non-United States shareholder generally will be subject to federal income tax at graduated rates, in the same manner as United States shareholders are taxed with respect to such distributions. In the case of a non-United States shareholder that is a non-United States corporation, the holder may also be subject to the 30% branch profits tax. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's common shares or preferred shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-United States shareholder's shares of common shares or preferred shares, such distributions will give rise to tax liability if the non-United States shareholder otherwise would be subject to tax on any gain from the sale or disposition of his common shares or preferred shares.

        Distributions attributable to gain from the sale or exchange of a United States real property interest. For any year in which we qualify as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-United States shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Under the Real Property Tax Act, distributions attributable to gain from sales of United States real property interests are taxed to a non-United States shareholder as if such gain were effectively connected with United States business. Non-United States shareholders thus would be taxed at the normal capital gain rates applicable to United States shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to the Real Property Tax Act also may be subject to a 30% branch profits tax in the hands of a non-United States corporate shareholder not entitled to treaty relief or exemption.

        Withholding obligations from distributions to foreign stockholders.    Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-United States shareholders, and remit to the Internal Revenue Service, (a) 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends and (b) 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax withheld by our Company with respect to a distribution to a non-United States shareholder exceeds the shareholder's United States tax liability with respect to such distribution, the non-United States shareholder may file for a refund of such excess from the Internal Revenue Service. Furthermore, the United States Treasury Department has issued final Treasury regulations governing information reporting and certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States shareholders. These withholding regulations, which will apply to covered payments after December 31, 1999, may alter the procedure for claiming the benefits of an income treaty.

        Sales of common shares or preferred shares by a non-United States shareholder.    Gain recognized by a non-United States shareholder upon a sale of his common shares or preferred shares generally will not be taxed under the Foreign Investment in Real Property Tax Act of 1980 if we are a domestically controlled real estate investment trust. A domestically controlled real estate investment trust is defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-United States persons. It is currently anticipated that we will be a domestically controlled real estate investment trust, and, therefore, sales of common shares or preferred shares will not be subject to taxation under the Real Property Tax Act. However, because the common shares and preferred shares will be traded publicly, we may not continue to be a domestically controlled real estate investment trust. Furthermore, gain not subject to the Real Property Tax Act will be taxable to a non-United States shareholder if (a) investment in the common shares or preferred shares is effectively connected with the non-United States shareholder's United States trade or business, in which case the non-United States shareholder will be subject to the same treatment as United States shareholders with respect to such gain, or (b) the non-United States shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of common shares or preferred shares were to be subject to taxation under the Real Property Tax Act, the non-United States shareholder will be subject to the same treatment as United States shareholders with respect to such gain. The non-United States shareholder may, however, be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of Non-United States corporations. In addition, a purchaser of common shares or preferred shares subject to taxation under the Real Property Tax Act would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a non-United States shareholder. Any amount withheld would be creditable against the non-United States shareholder's Foreign Investment in Real Property Tax Act of 1980 tax liability. See "—Withholding obligations from distributions to foreign shareholders" of this section for a discussion of the withholding regulations.

State and local tax

        Our Company and its shareholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property or reside. The tax treatment of our Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, as a prospective investor, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

        Gables Trust may sell preferred shares, common shares and warrants. Gables Realty Limited Partnership may sell debt securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through a combination of any such methods of sale. Any such underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales to investors through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferrable. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        The distribution of the securities may be effected from time to time in one or more transactions (1) at a fixed price or prices, which may be changed, (2) at market prices prevailing at the time of sale, (3) at prices related to such prevailing market prices, or (4) at negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

        In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

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  identify any such underwriter or agent,

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  describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents,

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  identify the amounts underwritten, and

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  identify the nature of the underwriter's obligation to take the securities.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares which are listed on the New York Stock Exchange. Any common shares sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities, preferred shares or warrants.

        Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If any underwriters create a short position in the securities in connection with an offering whereby they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

        We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing the payment and delivery on the date or dates stated in such prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase debt securities from Gables Realty Limited Partnership at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of debt securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (b) if the debt securities are being sold to underwriters, Gables Realty Limited Partnership shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by Gables Realty Limited Partnership Contracts.

The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        To comply with applicable state securities laws, the securities offered hereby will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

        Particular legal matters, including the legality of the securities, will be passed upon for us by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

3,000,000 Shares

Gables Residential Trust

7.50% Series D Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT
May 1, 2003

Wachovia Securities

            Morgan Stanley

            Legg Mason Wood Walker
            Incorporated

            Prudential Securities

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
THE OFFERING
RISK FACTORS
ADDITIONAL RISK FACTOR
USE OF PROCEEDS
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
DESCRIPTION OF PREFERRED SHARES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
UNDERWRITING
LEGAL MATTERS
EXPERTS